Filed pursuant to Rule 424(b)(3)

Registration No.: 333-274895

PROSPECTUS SUPPLEMENT No. 5

(To the Prospectus dated December 18, 2023)

BIODEXA PHARMACEUTICALS PLC

697,614 Class A Units consisting of 697,614 American Depositary Shares Representing Ordinary Shares, 697,614 Series E Warrants to purchase 697,614 American Depositary Shares Representing Ordinary shares and 697,614 Series F Warrants to purchase 697,614 American Depositary Shares Representing Ordinary Shares, and

1,911,176 Class B Units consisting of 1,911,176 Pre-Funded Warrants to purchase 1,911,176 American Depositary Shares Representing Ordinary Shares, 1,911,176 Series E Warrants to purchase 1,911,176 American Depositary Shares Representing Ordinary Shares, and 1,911,176 Series F Warrants to purchase 1,911,176 American Depositary Shares Representing Ordinary Shares and

104,351 Representative Warrants to purchase 104,351 American Depositary Shares Representing Ordinary Shares

697,614 American Depositary Shares Representing Ordinary Shares

7,233,107 Warrants to purchase American Depositary Shares Representing Ordinary Shares

7,233,107 American Depositary Shares Representing Ordinary Shares Underlying the Warrants

This prospectus supplement No. 5 (the “Prospectus Supplement”) amends and supplements our prospectus contained in our Registration Statement on Form F-1, effective as of December 18, 2023 (the “Prospectus”), related to the offering of 697,714 Class A Units and 1,911,176 Class B Units by us.

This Prospectus Supplement is being filed in order to incorporate into and include in the Prospectus the information contained in our attached Form 6-K, filed with the Securities and Exchange Commission on July 19, 2024, and in our Form 6-K/A, filed with the Securities and Exchange Commission on July 19, 2024.

This Prospectus Supplement should be read in conjunction with the Prospectus and is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement supersedes the information contained therein.

Our Depositary Shares are listed on the NASDAQ Capital Market under the symbol “BDRX.” The last reported closing price of Depositary Shares on the NASDAQ Capital Market on July 19, 2024 was $0.80.

Investing in our securities involves risks. See “Risk Factors” beginning on page 11 of the Prospectus and in the documents incorporated by reference in the Prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

______________________________

The date of this Prospectus Supplement is July 22, 2024.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER
PURSUANT TO RULE 13a-16 OR 15d-16 OF THE
SECURITIES EXCHANGE ACT OF 1934

For the month of July 2024
Commission File Number 001-37652

Biodexa Pharmaceuticals PLC

(Translation of registrant’s name into English)
1 Caspian Point,
Caspian Way,
Cardiff, CF10 4DQ, United Kingdom
(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F:

Form 20-F ☒ Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

EXPLANATORY NOTE

Registered Direct Offering and Concurrent Private Placement

On July 18, 2024, Biodexa Pharmaceuticals PLC (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (each an “Investor”), pursuant to which the Company agreed to issue and sell, in a registered direct offering by the Company directly to the Investors (the “Registered Offering”), (i) an aggregate of 5,050,808 American Depositary Shares (“ADSs”), and (ii) an aggregate of 278,975 pre-funded warrants exercisable for ADSs (the “Pre-Funded Warrants”).

Each ADS is being sold at an offering price of $0.94, and each Pre-Funded Warrant is being sold at an offering price of $0.9399. Each ADS represents 400 ordinary shares, nominal value £0.001 per share (the “Ordinary Shares”).

The aggregate gross proceeds to the Company from the Registered Offering are expected to be approximately $3.0 million, before deducting the placement agent’s fees and related offering expenses.

The Pre-Funded Warrants were sold, in lieu of ADSs, to the Investors such that the Investors’ purchase of ADSs in the Offering would not otherwise result in the Investor, together with their affiliates and certain related parties, beneficially owning more than 4.99% or 9.99% of the Company’s outstanding Ordinary Shares immediately following the consummation of the Registered Offering. Each Pre-Funded Warrant represents the right to purchase one ADS at an exercise price of $0.0001 per share. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until the Pre-Funded Warrants are exercised in full.

The ADSs and Pre-Funded Warrants were offered by the Company’s to be issued in the pursuant to a prospectus supplement to be filed with the Securities and Exchange Commission (the “SEC”) in connection with a takedown from the Company’s registration statement on Form F-3 (File No. 333-267932), which was filed with the SEC on October 22, 2022 and was declared effective on October 26, 2022 (the “Registration Statement”).

Additionally, in a concurrent private placement transaction (the “Private Placement”, and together with the Registered Offering, the “Offerings”), the Company agreed to issue and sell to the Investors (i) ADS purchase warrants exercisable for an aggregate of 5,329,783 ADSs (the “Series J Warrants”) and (ii) ADS purchase warrants exercisable for an aggregate of 5,329,783 ADSs (the “Series K Warrants” and, together with the Series J Warrants, the “Private Placement Warrants”).

The Private Placement Warrants will be exercisable at an exercise price of US$1.00 per ADS, subject to adjustments for certain dilutive Company equity issuances. The Private Placement Warrants will be immediately exercisable upon issuance. The Series J Warrants will expire five years from the initial exercise date and the Series K Warrants will expire one year from the initial exercise date. The Private Placement Warrants and the ADSs issuable upon the exercise of the Private Placement Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), were not offered pursuant to the Registration Statement and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.

The Investors (together with their respective affiliates) may not exercise the Private Placement Warrants if the Investor would beneficially own more than 4.99% or 9.99% (such amount to be determined at the option of the Investor upon issuance) of the number of Ordinary Shares outstanding immediately after giving effect to such exercise.

The Purchase Agreement contains customary representations, warranties and covenants of the Company and each Investor, and customary indemnification provisions for a transaction of this type. Pursuant to the terms of the Purchase Agreement, the Company has agreed to be subject to a lock-up period on subsequent equity sales which will last until 30 days following the closing of the Offerings. The Company has also agreed to not issue any securities that are subject to a price reset based on the trading prices of the Company’s Ordinary Shares or upon a specified or contingent event in the future or enter into any agreement to issue securities at a future determined price for a period of one-hundred and eighty days following the closing date of the Offerings, subject to certain exceptions. Additionally, the Company has agreed to reduce the exercise price of the Company’s existing Series E warrants, Series G warrants and Series H warrants held by each Investor to $1.00 per ADS.

 Further, and pursuant to the terms of the Purchase Agreement, the Company agreed to use commercially reasonable efforts to cause a registration statement providing for the resale by holders of ADSs issuable upon the exercise of the Private Placement Warrants, to become effective 60 days (or, in the event of a “full review” by the SEC, within 90 days) following the closing of the Offerings.

The Offerings are expected to close on or about July 22, 2024, subject to customary closing conditions.

On July 18, 2024, the Company entered into a placement agency agreement (the “Placement Agent Agreement”) with Ladenburg Thalmann & Co. Inc. (“Ladenburg”), pursuant to which the Company engaged Ladenburg as the exclusive placement agent for the Offering. The Company agreed to pay Ladenburg a cash fee in an amount equal to 8.0% of the aggregate gross proceeds of the Offering and to issue to Ladenburg or its designees warrants (the “Placement Agent Warrants”) to purchase ADSs equal to 4.0% of the total ADSs (or ADS equivalents) issued in the Registered Offering. The Company also agreed to pay Ladenburg a management fee equal to 1.0% of the gross proceeds raised in the Offerings and an expense allowance of up to US$85,000 for legal fees and other out-of-pocket expenses. The Placement Agent Warrant has substantially the same terms as the Series J Warrants, except that the exercise price of the Placement Agent Warrants is $1.25 and the term of the Placement Agent Warrants will terminate on the three-year anniversary of the initial exercise date as defined in the Placement Agent Warrants. The Placement Agent Warrants and the ADSs issuable upon the exercise of the Placement Agent Warrants are not being registered under the Securities Act, were not offered pursuant to the Registration Statement and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.

The foregoing description of the Purchase Agreement, the Pre-Funded Warrants, the Private Placement Warrants, Placement Agent Warrants and Placement Agent Agreement are not complete and are qualified in their entirety by references to the full text of the forms of Purchase Agreement, Pre-Funded Warrant, Placement Agent Warrant, Private Placement Warrants and Placement Agent Agreement, which are filed as exhibits to this Report and are incorporated by reference herein.

This Current Report on Form 6-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The information included under the heading “Registered Direct Offering and Concurrent Private Placement” of this report on Form 6-K, including Exhibits 4.1, 4.2, 4.3, 4.4, 5.1, 5.2, 10.1 and 10.2, shall be deemed to be incorporated by reference into the registration statements on Form S-8 (File No. 333-209365) and Form F-3 (File No. 333-267932) of the Company (including any prospectuses forming a part of such registration statements) and to be a part thereof from the date on which this report is filed, to the extent not superseded by documents or reports subsequently filed or furnished.

Other Events

On July 19, 2024, the Company issued a press release disclosing the material terms of the transactions contemplated by the Purchase Agreement, a copy of which is furnished as Exhibit 99.1 and incorporated herein by reference.

The information in the attached Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise set forth herein or as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This report on Form 6-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the anticipated closing of the Offerings and the amount of proceeds expected from the Offerings. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, market conditions, and other risks detailed from time to time in the Company’s periodic reports and other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this report on Form 6-K. The Company does not intend to revise or update any forward-looking statement in this report on Form 6-K as a result of new information, future events or otherwise, except as required by law.

SUBMITTED HEREWITH

Attached to the Registrant’s Form 6-K filing for the month of July 2024, and incorporated by reference herein, is:

Exhibit No.	Description

4.1	Form of Series J Warrant.

4.2	Form of Series K Warrant.

4.3	Form of Placement Agent Warrant.

4.4	Form of Pre-Funded Warrant

5.1	Opinion of Brown Rudnick LLP

5.2	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky & Popeo P.C.

10.1	Form of Securities Purchase Agreement, dated as of July 18, 2024, by and between Biodexa Pharmaceuticals PLC and the investors identified on the signature pages thereto.*

10.2	Placement Agency Agreement, dated as of July 18, 2024, by and between Biodexa Pharmaceuticals PLC and Ladenburg Thalmann & Co. Inc.

99.1	Press release dated July 19, 2024.

* Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Biodexa Pharmaceuticals PLC

Date: July 19, 2024	By:	/s/ Stephen Stamp
Stephen Stamp
Chief Executive Officer and
Chief Financial Officer

Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE DISTRIBUTED OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AND IN EACH CASE, THE COMPANY AND DEPOSITARY HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO EACH OF THEM THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.

SERIES J WARRANT TO PURCHASE ORDINARY SHARES

REPRESENTED BY AMERICAN DEPOSITARY SHARES

Biodexa Pharmaceuticals Plc

Warrant ADSs: [_______] Initial Exercise Date: [_____], 2024

THIS SERIES J WARRANT TO PURCHASE ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES (the “Warrant”) certifies that, for value received, [_____________] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on [______], 20291 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Biodexa Pharmaceuticals PLC, a public limited company organized under the laws of England and Wales (the “Company”), up to [______] Ordinary Shares (the “Warrant Shares”) represented by [______] American Depositary Shares (“ADSs”), as subject to adjustment hereunder (the “Warrant ADSs”). The purchase price of one Warrant ADS under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated July 18, 2024, among the Company and the purchasers signatory thereto.

1 Insert the date that is the 5 year anniversary of the Initial Exercise Date, provided that, if such date is not a Trading Day, insert the immediately following Trading Day.

1

Section 2. Exercise.

a)       Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver to the Company the aggregate Exercise Price for the Warrant ADSs thereby purchased and specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant ADSs available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant ADSs available hereunder shall have the effect of lowering the outstanding number of Warrant ADSs purchasable hereunder in an amount equal to the applicable number of Warrant ADSs purchased. The Holder and the Company shall maintain records showing the number of Warrant ADSs purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant ADSs hereunder, the number of Warrant ADSs available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)       Exercise Price. The exercise price per ADS under this Warrant shall be US$1.00, subject to adjustment hereunder (the “Exercise Price”).

c)       Cashless Exercise. Notwithstanding anything herein to the contrary, if, following the date that is six (6) months following the original issuance date of this Warrant and if at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the Warrant ADSs by the Holder, then this Warrant may only be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant ADSs equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the ADSs on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

2

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant ADSs that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant ADSs are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant ADSs shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant ADSs being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the ADSs are then listed or quoted on a Trading Market, the bid price of the ADSs for the time in question (or the nearest preceding date) on the Trading Market on which the ADSs are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the ADSs for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the ADSs are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the ADSs are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per ADS so reported, or (d) in all other cases, the fair market value of an ADS as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the ADSs are then listed or quoted on a Trading Market, the daily volume weighted average price of the ADSs for such date (or the nearest preceding date) on the Trading Market on which the ADSs are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the ADSs for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the ADSs are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the ADSs are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per ADS so reported, or (d) in all other cases, the fair market value of an ADS as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

3

Notwithstanding anything herein to the contrary, in any “cashless exercise” pursuant to this Section 2(c), the Holder shall be required to pay to the Company in cash the nominal value of the underlying Warrant Shares exercised, to the extent not already paid, prior to the issuance of such Warrants ADSs.

d)	Mechanics of Exercise.

i.	Delivery of Warrant ADSs Upon Exercise. The Company shall deposit the Warrant Shares subject to such exercise with the Depositary and instruct the Depositary to credit the account of the Holder’s in book entry format bearing the restricting legend in Section 5. If eligible, the Depositary may credit the Holder’s broker, or its designee’s, balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement with a current prospectus registering for resale of the Warrant Shares represented by the Warrant ADSs by the Holder or (B) the Warrant Shares represented by the Warrant ADSs are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of the Warrants), and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant ADSs to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earlier of (i) one (1) Trading Day after the delivery to the Company of the Notice of Exercise, and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant ADS Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant ADSs with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant ADSs, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant ADSs subject to a Notice of Exercise by the Warrant ADS Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $2,000 of Warrant ADSs subject to such exercise (based on the VWAP of the ADSs on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant ADS Delivery Date until such Warrant ADSs are delivered or Holder rescinds such exercise. The Company agrees to maintain a depositary and transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days (including no Trading Days if the settlement date is the trade date, but only to the extent the Purchaser delivers to the Company a Notice of Exercise by 9:00 a.m. (New York City Time)), on the Company’s primary Trading Market with respect to the ADSs as in effect on the date of delivery of the Notice of Exercise.

4

ii.       Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant, at the time of delivery of the Warrant ADSs, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant ADSs called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.       Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant ADSs pursuant to Section 2(d)(i) by the Warrant ADS Delivery Date, then the Holder will have the right to rescind such exercise in respect of the untransmitted Warrant ADSs (with the effect that the Holder’s right to acquire such Warrant ADSs pursuant to this Warrant shall be restored) and the Company shall return to the Holder the aggregate Exercise Price paid to the Company for such Warrant ADSs.

iv.       Compensation for Buy-In on Failure to Timely Deliver Warrant ADSs Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Depositary and/or Transfer Agent to transmit to the Holder the Warrant ADSs in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant ADS Delivery Date (other than any such failure that is solely due to any action or inaction by the Holder with respect to such exercise), and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, ADSs to deliver in satisfaction of a sale by the Holder of the Warrant ADSs which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the ADSs so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant ADSs that the Company failed to deliver to the Holder in connection with the exercise at issue by (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant in respect of the equivalent number of Warrant ADSs for which such exercise was not honored and return any amount received by the Company in respect of the Exercise Price for those Warrant ADSs (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of ADSs that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases ADSs having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrants with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver ADSs upon exercise of the Warrant as required pursuant to the terms hereof.

5

v.       No Fractional Shares or Warrant ADSs. No fractional Warrant Shares or Warrant ADSs shall be issued upon the exercise of this Warrant. As to any fraction of an ADS which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole ADS; provided, however the fraction of an ADS shall not be rounded up to the next whole ADS if such rounding results in the issue price being lower than the nominal value of the ADS.

vi.       Charges, Taxes and Expenses. Issuance of Warrant ADSs shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant ADSs, all of which taxes and expenses shall be paid by the Company, and such Warrant ADSs shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant ADSs are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Depositary and Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic issuance and delivery of the Warrant ADSs. The Company shall pay all applicable fees and expenses of the Depositary and Transfer Agent in connection with the issuance of the Warrants ADSs hereunder.

6

vii.       Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof; provided, however, that the foregoing shall not be deemed or construed to limit any rights of the Depositary under the terms and provisions of the deposit agreement among, inter alia, the Company and the Depositary.

e)       Holder’s Exercise Limitations. Notwithstanding anything to the contrary herein, the Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Ordinary Shares underlying such Warrant ADSs issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Ordinary Shares underlying Warrant ADSs which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Ordinary Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of this Warrant that are not in compliance with the Beneficial Ownership Limitation, provided this limitation of liability shall not apply if the Holder has detrimentally relied on outstanding share information provided by the Company or the Depositary. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of Ordinary Shares, a Holder may rely on the number of outstanding Ordinary Shares as reflected in (A) the Company’s most recent annual report on Form 20-F, Report on Form 6-K or other public filings filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Ordinary Shares outstanding.  Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm orally or in writing to the Holder the number of Ordinary Shares then outstanding.  In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any Warrants, 9.99%) of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Ordinary Shares issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

7

Section 3. Certain Adjustments.

a)       Share Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on its ADSs or Ordinary Shares or any other equity or equity equivalent securities payable in ADSs or Ordinary Shares (which, for avoidance of doubt, shall not include any ADSs or Ordinary Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding ADSs or Ordinary Shares into a larger number of ADSs or Ordinary Shares, as applicable, (iii) combines (including by way of reverse share split) outstanding ADSs or Ordinary Shares into a smaller number of ADSs or Ordinary Shares, as applicable, (iv) issues by reclassification of ADSs, Ordinary Shares or any shares of capital stock of the Company or (v) proportionately decreases or increases the ratio of Ordinary Share(s) per ADS, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of ADSs (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of ADSs outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

8

b)       Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Ordinary Share Equivalents or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of ADSs or Ordinary Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of ADSs or Ordinary Shares, as applicable, acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of ADSs or Ordinary Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such ADSs or Ordinary Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

c)       Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of ADSs or Ordinary Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of ADSs or Ordinary Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of ADSs or Ordinary Shares are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any ADSs or Ordinary Shares as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

9

d)       Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares (including any Ordinary Shares underlying the ADSs) are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares (including any Ordinary Shares underlying the ADSs), (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares (including any Ordinary Shares underlying the ADSs) or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Ordinary Shares (including any Ordinary Shares underlying the ADSs) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share represented by each Warrant ADS that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of capital stock of the successor or acquiring corporation or of the Company, if the Company is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Warrant Shares represented by the Warrant ADSs for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Ordinary Share (including any Warrant Shares underlying the ADSs), in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Ordinary Shares (including any Ordinary Shares underlying the ADSs) are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding

10

anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction (meaning (x) all outstanding Ordinary Shares prior to the Fundamental Transaction are converted into or  exchanged or tendered for cash or (y) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions for all cash consideration), (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange or other established trading market, including, but not limited to, the London Stock Exchange, AIM, the NYSE, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC QX, the OTC QB or the Over-the-Counter Bulletin Board (a “Non-listed Company”) in which all outstanding Ordinary Shares prior to the Fundamental Transaction are converted into or  exchanged or tendered for shares of such Non-listed Company, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within thirty (30) days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company's control, including not approved by the Company's Board of Directors, the Holder shall only be entitled to receive from the Company or any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Ordinary Shares of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Ordinary Shares are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Ordinary Shares of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Ordinary Shares will be deemed to have received shares of the Successor Entity (which Successor Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and

11

(ii) the highest VWAP during the period beginning on the Trading Day immediately preceding the public announcement of the applicable contemplated Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to this Section 3(d) and (D) a remaining option time equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five Business Days of the Holder’s election and (ii) the date of consummation of the Fundamental Transaction. The Company shall cause any Successor Entity to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant, a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Warrant Shares underlying the Warrant ADSs acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Ordinary Shares underlying the Warrant ADSs pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

e)       Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of an ADS, as the case may be. For purposes of this Section 3, the number of Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares (including Ordinary Shares underlying ADSs, but excluding treasury shares, if any) issued and outstanding.

12

f)       Notice to Holder.

i.       Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant ADSs and setting forth a brief statement of the facts requiring such adjustment. Notwithstanding any other provision of this Warrant, as to any Warrant not held in certificated form, where this Warrant provides for notice of any event to a Holder, such notice shall be sufficiently given if given to DTC (or any successor depository) pursuant to the procedures of DTC (or such successor depository).

ii.       Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares or ADSs, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares or ADSs, (C) the Company shall authorize the granting to all holders of the Ordinary Shares or ADSs rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Ordinary Shares or ADSs, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Ordinary Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares or ADSs of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares (including Warrant Shares underlying Warrant ADSs) of record shall be entitled to exchange their Ordinary Shares or ADSs for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Report on Form 6-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

13

g)       Voluntary Adjustment By Company. Subject to the rules and regulations of the Trading Market, the Company may, but is not required to, at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

Section 4. Transfer of Warrant.

a)       Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant ADSs without having a new Warrant issued.

b)       New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant ADSs issuable pursuant thereto.

c)       Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)       Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, provides to the Company an opinion of counsel, to the effect that the transfer of this Warrant does not require registration under the Securities Act.

14

e)       Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant ADSs issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant ADSs or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Miscellaneous.

a)       Legends. The Holders agree to the provisions of Section 4.1 of the Purchase Agreement, including the restrictive legends and restrictions on transfer.

b)       No Rights as Shareholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant ADSs on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

c)       Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant ADSs, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

d)       Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

e)       Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, its directors will have authority to allot a sufficient number of shares to provide for the issuance of the Warrant ADSs and the underlying Ordinary Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the Warrant Shares needed for the Depositary and/or Transfer Agent to issue the necessary Warrant ADSs upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares and Warrant ADSs and the underlying Ordinary Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the ADSs may be listed. The Company covenants that all Warrant ADSs and the underlying Ordinary Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant ADSs in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

15

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its articles of association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant ADSs above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant ADSs and the underlying Ordinary Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant ADSs for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

f)       Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

g)       Restrictions. The Holder acknowledges that the Warrant ADSs acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

16

h)       Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

i)       Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

j)       Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant ADSs, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any ADSs or Ordinary Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

k)       Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

l)       Depositary. For the avoidance of doubt, notwithstanding anything to the contrary contained herein, the Depositary’s rights and obligations with respect to the Company and the ADSs (including the Warrant ADSs) shall be as set forth in, and subject to, the terms and provisions of the deposit agreement among, inter alia, the Company and the Depositary and in no event shall this Warrant be deemed or construed to impose any additional obligations or liabilities on the Depositary.

m)       Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant ADSs.

n)       Company Acknowledgement. The Company acknowledges that the Company has received the aggregate nominal amount of the Ordinary Shares underlying the Warrant ADSs upon exercise of this Warrant and the Company shall hold such aggregate nominal amount in trust and shall apply it as applicable in connection with exercises of this Warrant pursuant to Section 2(c) herein.

17

o)       Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder or the beneficial owner of this Warrant, on the other hand.

p)       Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

q)       Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

18

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

Biodexa Pharmaceuticals Plc
By:
Name: Title:

19

NOTICE OF EXERCISE

To: Biodexa Pharmaceuticals Plc

(1)       The undersigned hereby elects to purchase ________ Warrant ADSs of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)       Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ if permitted the cancellation of such number of Warrant ADSs as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant ADSs purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)       Please issue said Warrant ADSs in the name of the undersigned or in such other name as is specified below:

The Warrant ADSs shall be delivered to the following DWAC Account Number:

(4)       Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase Warrant ADSs.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated:	,

Holder’s Signature:

Holder’s Address:

Exhibit 4.2

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE DISTRIBUTED OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AND IN EACH CASE, THE COMPANY AND DEPOSITARY HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO EACH OF THEM THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.

SERIES K WARRANT TO PURCHASE ORDINARY SHARES

REPRESENTED BY AMERICAN DEPOSITARY SHARES

Biodexa Pharmaceuticals Plc

Warrant ADSs: [_______]	Initial Exercise Date: [_____], 2024

THIS SERIES K WARRANT TO PURCHASE ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES (the “Warrant”) certifies that, for value received, [_____________] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on [______], 20251 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Biodexa Pharmaceuticals PLC, a public limited company organized under the laws of England and Wales (the “Company”), up to [______] Ordinary Shares (the “Warrant Shares”) represented by [______] American Depositary Shares (“ADSs”), as subject to adjustment hereunder (the “Warrant ADSs”). The purchase price of one Warrant ADS under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.     Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated July 18, 2024, among the Company and the purchasers signatory thereto.

Section 2.     Exercise.

_____________________________

1 Insert the date that is the 1 year anniversary of the Initial Exercise Date, provided that, if such date is not a Trading Day, insert the immediately following Trading Day.

1

a)       Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver to the Company the aggregate Exercise Price for the Warrant ADSs thereby purchased and specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant ADSs available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant ADSs available hereunder shall have the effect of lowering the outstanding number of Warrant ADSs purchasable hereunder in an amount equal to the applicable number of Warrant ADSs purchased. The Holder and the Company shall maintain records showing the number of Warrant ADSs purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant ADSs hereunder, the number of Warrant ADSs available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)       Exercise Price. The exercise price per ADS under this Warrant shall be US$1.00, subject to adjustment hereunder (the “Exercise Price”).

c)       Cashless Exercise. Notwithstanding anything herein to the contrary, if, following the date that is six (6) months following the original issuance date of this Warrant and if at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the Warrant ADSs by the Holder, then this Warrant may only be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant ADSs equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the ADSs on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

2

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant ADSs that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant ADSs are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant ADSs shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant ADSs being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the ADSs are then listed or quoted on a Trading Market, the bid price of the ADSs for the time in question (or the nearest preceding date) on the Trading Market on which the ADSs are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the ADSs for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the ADSs are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the ADSs are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per ADS so reported, or (d) in all other cases, the fair market value of an ADS as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the ADSs are then listed or quoted on a Trading Market, the daily volume weighted average price of the ADSs for such date (or the nearest preceding date) on the Trading Market on which the ADSs are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the ADSs for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the ADSs are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the ADSs are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per ADS so reported, or (d) in all other cases, the fair market value of an ADS as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

3

Notwithstanding anything herein to the contrary, in any “cashless exercise” pursuant to this Section 2(c), the Holder shall be required to pay to the Company in cash the nominal value of the underlying Warrant Shares exercised, to the extent not already paid, prior to the issuance of such Warrants ADSs.

d)	Mechanics of Exercise.

i.	Delivery of Warrant ADSs Upon Exercise. The Company shall deposit the Warrant Shares subject to such exercise with the Depositary and instruct the Depositary to credit the account of the Holder’s in book entry format bearing the restricting legend in Section 5. If eligible, the Depositary may credit the Holder’s broker, or its designee’s, balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement with a current prospectus registering for resale of the Warrant Shares represented by the Warrant ADSs by the Holder or (B) the Warrant Shares represented by the Warrant ADSs are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of the Warrants), and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant ADSs to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earlier of (i) one (1) Trading Day after the delivery to the Company of the Notice of Exercise, and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant ADS Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant ADSs with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant ADSs, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant ADSs subject to a Notice of Exercise by the Warrant ADS Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $2,000 of Warrant ADSs subject to such exercise (based on the VWAP of the ADSs on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant ADS Delivery Date until such Warrant ADSs are delivered or Holder rescinds such exercise. The Company agrees to maintain a depositary and transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days (including no Trading Days if the settlement date is the trade date, but only to the extent the Purchaser delivers to the Company a Notice of Exercise by 9:00 a.m. (New York City Time)), on the Company’s primary Trading Market with respect to the ADSs as in effect on the date of delivery of the Notice of Exercise.

4

ii.       Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant, at the time of delivery of the Warrant ADSs, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant ADSs called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.       Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant ADSs pursuant to Section 2(d)(i) by the Warrant ADS Delivery Date, then the Holder will have the right to rescind such exercise in respect of the untransmitted Warrant ADSs (with the effect that the Holder’s right to acquire such Warrant ADSs pursuant to this Warrant shall be restored) and the Company shall return to the Holder the aggregate Exercise Price paid to the Company for such Warrant ADSs.

iv.       Compensation for Buy-In on Failure to Timely Deliver Warrant ADSs Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Depositary and/or Transfer Agent to transmit to the Holder the Warrant ADSs in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant ADS Delivery Date (other than any such failure that is solely due to any action or inaction by the Holder with respect to such exercise), and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, ADSs to deliver in satisfaction of a sale by the Holder of the Warrant ADSs which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the ADSs so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant ADSs that the Company failed to deliver to the Holder in connection with the exercise at issue by (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant in respect of the equivalent number of Warrant ADSs for which such exercise was not honored and return any amount received by the Company in respect of the Exercise Price for those Warrant ADSs (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of ADSs that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases ADSs having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrants with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver ADSs upon exercise of the Warrant as required pursuant to the terms hereof.

5

v.       No Fractional Shares or Warrant ADSs. No fractional Warrant Shares or Warrant ADSs shall be issued upon the exercise of this Warrant. As to any fraction of an ADS which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole ADS; provided, however the fraction of an ADS shall not be rounded up to the next whole ADS if such rounding results in the issue price being lower than the nominal value of the ADS.

vi.       Charges, Taxes and Expenses. Issuance of Warrant ADSs shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant ADSs, all of which taxes and expenses shall be paid by the Company, and such Warrant ADSs shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant ADSs are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Depositary and Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic issuance and delivery of the Warrant ADSs. The Company shall pay all applicable fees and expenses of the Depositary and Transfer Agent in connection with the issuance of the Warrants ADSs hereunder.

6

vii.       Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof; provided, however, that the foregoing shall not be deemed or construed to limit any rights of the Depositary under the terms and provisions of the deposit agreement among, inter alia, the Company and the Depositary.

e)       Holder’s Exercise Limitations. Notwithstanding anything to the contrary herein, the Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Ordinary Shares underlying such Warrant ADSs issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Ordinary Shares underlying Warrant ADSs which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Ordinary Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of this Warrant that are not in compliance with the Beneficial Ownership Limitation, provided this limitation of liability shall not apply if the Holder has detrimentally relied on outstanding share information provided by the Company or the Depositary. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of Ordinary Shares, a Holder may rely on the number of outstanding Ordinary Shares as reflected in (A) the Company’s most recent annual report on Form 20-F, Report on Form 6-K or other public filings filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Ordinary Shares outstanding.  Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm orally or in writing to the Holder the number of Ordinary Shares then outstanding.  In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any Warrants, 9.99%) of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Ordinary Shares issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

7

Section 3. Certain Adjustments.

a)       Share Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on its ADSs or Ordinary Shares or any other equity or equity equivalent securities payable in ADSs or Ordinary Shares (which, for avoidance of doubt, shall not include any ADSs or Ordinary Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding ADSs or Ordinary Shares into a larger number of ADSs or Ordinary Shares, as applicable, (iii) combines (including by way of reverse share split) outstanding ADSs or Ordinary Shares into a smaller number of ADSs or Ordinary Shares, as applicable, (iv) issues by reclassification of ADSs, Ordinary Shares or any shares of capital stock of the Company or (v) proportionately decreases or increases the ratio of Ordinary Share(s) per ADS, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of ADSs (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of ADSs outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

8

b)       Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Ordinary Share Equivalents or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of ADSs or Ordinary Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of ADSs or Ordinary Shares, as applicable, acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of ADSs or Ordinary Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such ADSs or Ordinary Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

c)       Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of ADSs or Ordinary Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of ADSs or Ordinary Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of ADSs or Ordinary Shares are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any ADSs or Ordinary Shares as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

9

d)       Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares (including any Ordinary Shares underlying the ADSs) are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares (including any Ordinary Shares underlying the ADSs), (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares (including any Ordinary Shares underlying the ADSs) or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Ordinary Shares (including any Ordinary Shares underlying the ADSs) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share represented by each Warrant ADS that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of capital stock of the successor or acquiring corporation or of the Company, if the Company is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Warrant Shares represented by the Warrant ADSs for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Ordinary Share (including any Warrant Shares underlying the ADSs), in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Ordinary Shares (including any Ordinary Shares underlying the ADSs) are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction (meaning (x) all outstanding Ordinary Shares prior to the Fundamental Transaction are converted into or  exchanged or tendered for cash or (y) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions for all cash consideration), (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange or other established trading market, including, but not limited to, the London Stock Exchange, AIM, the NYSE, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC QX, the OTC QB or the Over-the-Counter Bulletin Board (a “Non-listed Company”) in which all outstanding Ordinary Shares prior to the Fundamental Transaction are converted into or  exchanged or tendered for shares of such Non-listed Company, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within thirty (30) days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company's control, including not approved by the Company's Board of Directors, the Holder shall only be entitled to receive from the Company or any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Ordinary Shares of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Ordinary Shares are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Ordinary Shares of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Ordinary Shares will be deemed to have received shares of the Successor Entity (which Successor Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP during the period beginning on the Trading Day immediately preceding the public announcement of the applicable contemplated Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to this Section 3(d) and (D) a remaining option time equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five Business Days of the Holder’s election and

10

(ii) the date of consummation of the Fundamental Transaction. The Company shall cause any Successor Entity to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant, a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Warrant Shares underlying the Warrant ADSs acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Ordinary Shares underlying the Warrant ADSs pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

11

e)       Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of an ADS, as the case may be. For purposes of this Section 3, the number of Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares (including Ordinary Shares underlying ADSs, but excluding treasury shares, if any) issued and outstanding.

f)       Notice to Holder.

i.       Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant ADSs and setting forth a brief statement of the facts requiring such adjustment. Notwithstanding any other provision of this Warrant, as to any Warrant not held in certificated form, where this Warrant provides for notice of any event to a Holder, such notice shall be sufficiently given if given to DTC (or any successor depository) pursuant to the procedures of DTC (or such successor depository).

12

ii.       Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares or ADSs, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares or ADSs, (C) the Company shall authorize the granting to all holders of the Ordinary Shares or ADSs rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Ordinary Shares or ADSs, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Ordinary Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares or ADSs of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares (including Warrant Shares underlying Warrant ADSs) of record shall be entitled to exchange their Ordinary Shares or ADSs for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Report on Form 6-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

13

g)       Voluntary Adjustment By Company. Subject to the rules and regulations of the Trading Market, the Company may, but is not required to, at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

Section 4.        Transfer of Warrant.

a)       Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant ADSs without having a new Warrant issued.

b)       New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant ADSs issuable pursuant thereto.

c)       Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

14

d)       Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, provides to the Company an opinion of counsel, to the effect that the transfer of this Warrant does not require registration under the Securities Act.

e)       Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant ADSs issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant ADSs or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Miscellaneous.

a)       Legends. The Holders agree to the provisions of Section 4.1 of the Purchase Agreement, including the restrictive legends and restrictions on transfer.

b)       No Rights as Shareholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant ADSs on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

c)       Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant ADSs, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

d)       Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

15

e)       Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, its directors will have authority to allot a sufficient number of shares to provide for the issuance of the Warrant ADSs and the underlying Ordinary Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the Warrant Shares needed for the Depositary and/or Transfer Agent to issue the necessary Warrant ADSs upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares and Warrant ADSs and the underlying Ordinary Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the ADSs may be listed. The Company covenants that all Warrant ADSs and the underlying Ordinary Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant ADSs in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its articles of association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant ADSs above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant ADSs and the underlying Ordinary Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant ADSs for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

f)       Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

g)       Restrictions. The Holder acknowledges that the Warrant ADSs acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

16

h)       Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

i)       Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

j)       Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant ADSs, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any ADSs or Ordinary Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

k)       Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

l)       Depositary. For the avoidance of doubt, notwithstanding anything to the contrary contained herein, the Depositary’s rights and obligations with respect to the Company and the ADSs (including the Warrant ADSs) shall be as set forth in, and subject to, the terms and provisions of the deposit agreement among, inter alia, the Company and the Depositary and in no event shall this Warrant be deemed or construed to impose any additional obligations or liabilities on the Depositary.

m)       Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant ADSs.

17

n)       Company Acknowledgement. The Company acknowledges that the Company has received the aggregate nominal amount of the Ordinary Shares underlying the Warrant ADSs upon exercise of this Warrant and the Company shall hold such aggregate nominal amount in trust and shall apply it as applicable in connection with exercises of this Warrant pursuant to Section 2(c) herein.

o)       Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder or the beneficial owner of this Warrant, on the other hand.

p)       Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

q)       Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

18

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

Biodexa Pharmaceuticals Plc

By:__________________________________________
Name:
Title:

19

NOTICE OF EXERCISE

To: Biodexa Pharmaceuticals Plc

(1)       The undersigned hereby elects to purchase ________ Warrant ADSs of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)       Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] if permitted the cancellation of such number of Warrant ADSs as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant ADSs purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)       Please issue said Warrant ADSs in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant ADSs shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

(4)       Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

20

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase Warrant ADSs.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)

Phone Number:

Email Address:

Dated: ____________________________ _________, ____________________________
Holder’s Signature:_________________________________________________________
Holder’s Address:__________________________________________________________

Exhibit 4.3

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE DISTRIBUTED OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AND IN EACH CASE, THE COMPANY AND DEPOSITARY HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO EACH OF THEM THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.

PLACEMENT AGENT WARRANT TO PURCHASE ORDINARY SHARES

REPRESENTED BY AMERICAN DEPOSITARY SHARES

Biodexa Pharmaceuticals Plc

Warrant ADSs: [_______]	Initial Exercise Date: [_____], 2024

THIS PLACEMENT AGENT WARRANT TO PURCHASE ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES (the “Warrant”) certifies that, for value received, [_____________] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on [______], 20271 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Biodexa Pharmaceuticals PLC, a public limited company organized under the laws of England and Wales (the “Company”), up to [______] Ordinary Shares (the “Warrant Shares”) represented by [______] American Depositary Shares (“ADSs”), as subject to adjustment hereunder (the “Warrant ADSs”). The purchase price of one Warrant ADS under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b). This Warrant is issued pursuant to that certain Placement Agency Agreement, by and between the Company and Ladenburg Thalmann & Co. Inc., dated as of [•], 2024.

Section 1.        Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated July 18, 2024, among the Company and the purchasers signatory thereto.

1 Insert the date that is the 3 year anniversary of the Initial Exercise Date, provided that, if such date is not a Trading Day, insert the immediately following Trading Day.

1

Section 2.         Exercise.

a)       Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver to the Company the aggregate Exercise Price for the Warrant ADSs thereby purchased and specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant ADSs available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant ADSs available hereunder shall have the effect of lowering the outstanding number of Warrant ADSs purchasable hereunder in an amount equal to the applicable number of Warrant ADSs purchased. The Holder and the Company shall maintain records showing the number of Warrant ADSs purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant ADSs hereunder, the number of Warrant ADSs available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)       Exercise Price. The exercise price per ADS under this Warrant shall be US$1.25, subject to adjustment hereunder (the “Exercise Price”).

c)       Cashless Exercise. Notwithstanding anything herein to the contrary, if, following the date that is six (6) months following the original issuance date of this Warrant and if at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the Warrant ADSs by the Holder, then this Warrant may only be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant ADSs equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

2

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the ADSs on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant ADSs that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant ADSs are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant ADSs shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant ADSs being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the ADSs are then listed or quoted on a Trading Market, the bid price of the ADSs for the time in question (or the nearest preceding date) on the Trading Market on which the ADSs are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the ADSs for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the ADSs are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the ADSs are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per ADS so reported, or (d) in all other cases, the fair market value of an ADS as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

3

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the ADSs are then listed or quoted on a Trading Market, the daily volume weighted average price of the ADSs for such date (or the nearest preceding date) on the Trading Market on which the ADSs are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the ADSs for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the ADSs are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the ADSs are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per ADS so reported, or (d) in all other cases, the fair market value of an ADS as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Notwithstanding anything herein to the contrary, in any “cashless exercise” or pursuant to this Section 2(c), the Holder shall be required to pay to the Company in cash the nominal value of the underlying Warrant Shares exercised, to the extent not already paid, prior to the issuance of such Warrants ADSs.

d)	Mechanics of Exercise.

i.	Delivery of Warrant ADSs Upon Exercise. The Company shall deposit the Warrant Shares subject to such exercise with the Depositary and instruct the Depositary to credit the account of the Holder’s in book entry format bearing the restricting legend in Section 5. If eligible, the Depositary may credit the Holder’s broker, or its designee’s, balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement with a current prospectus registering for resale of the Warrant Shares represented by the Warrant ADSs by the Holder or (B) the Warrant Shares represented by the Warrant ADSs are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of the Warrants), and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant ADSs to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earlier of (i) one (1) Trading Day after the delivery to the Company of the Notice of Exercise, and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant ADS Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant ADSs with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant ADSs, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant ADSs subject to a Notice of Exercise by the Warrant ADS Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $2,000 of Warrant ADSs subject to such exercise (based on the VWAP of the ADSs on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant ADS Delivery Date until such Warrant ADSs are delivered or Holder rescinds such exercise. The Company agrees to maintain a depositary and transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days (including no Trading Days if the settlement date is the trade date, but only to the extent the Purchaser delivers to the Company a Notice of Exercise by 9:00 a.m. (New York City Time)), on the Company’s primary Trading Market with respect to the ADSs as in effect on the date of delivery of the Notice of Exercise.

4

ii.       Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant, at the time of delivery of the Warrant ADSs, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant ADSs called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.       Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant ADSs pursuant to Section 2(d)(i) by the Warrant ADS Delivery Date, then the Holder will have the right to rescind such exercise in respect of the untransmitted Warrant ADSs (with the effect that the Holder’s right to acquire such Warrant ADSs pursuant to this Warrant shall be restored) and the Company shall return to the Holder the aggregate Exercise Price paid to the Company for such Warrant ADSs.

iv.       Compensation for Buy-In on Failure to Timely Deliver Warrant ADSs Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Depositary and/or Transfer Agent to transmit to the Holder the Warrant ADSs in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant ADS Delivery Date (other than any such failure that is solely due to any action or inaction by the Holder with respect to such exercise), and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, ADSs to deliver in satisfaction of a sale by the Holder of the Warrant ADSs which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the ADSs so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant ADSs that the Company failed to deliver to the Holder in connection with the exercise at issue by (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant in respect of the equivalent number of Warrant ADSs for which such exercise was not honored and return any amount received by the Company in respect of the Exercise Price for those Warrant ADSs (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of ADSs that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases ADSs having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrants with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver ADSs upon exercise of the Warrant as required pursuant to the terms hereof.

5

v.       No Fractional Shares or Warrant ADSs. No fractional Warrant Shares or Warrant ADSs shall be issued upon the exercise of this Warrant. As to any fraction of an ADS which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole ADS; provided, however the fraction of an ADS shall not be rounded up to the next whole ADS if such rounding results in the issue price being lower than the nominal value of the ADS.

vi.       Charges, Taxes and Expenses. Issuance of Warrant ADSs shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant ADSs, all of which taxes and expenses shall be paid by the Company, and such Warrant ADSs shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant ADSs are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Depositary and Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic issuance and delivery of the Warrant ADSs. The Company shall pay all applicable fees and expenses of the Depositary and Transfer Agent in connection with the issuance of the Warrants ADSs hereunder.

6

vii.       Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof; provided, however, that the foregoing shall not be deemed or construed to limit any rights of the Depositary under the terms and provisions of the deposit agreement among, inter alia, the Company and the Depositary.

e)       Holder’s Exercise Limitations. Notwithstanding anything to the contrary herein, the Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Ordinary Shares underlying such Warrant ADSs issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Ordinary Shares underlying Warrant ADSs which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Ordinary Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of this Warrant that are not in compliance with the Beneficial Ownership Limitation, provided this limitation of liability shall not apply if the Holder has detrimentally relied on outstanding share information provided by the Company or the Depositary. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of Ordinary Shares, a Holder may rely on the number of outstanding Ordinary Shares as reflected in (A) the Company’s most recent annual report on Form 20-F, Report on Form 6-K or other public filings filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Ordinary Shares outstanding.  Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm orally or in writing to the Holder the number of Ordinary Shares then outstanding.  In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any Warrants, 9.99%) of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Ordinary Shares issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

7

Section 3.         Certain Adjustments.

a)       Share Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on its ADSs or Ordinary Shares or any other equity or equity equivalent securities payable in ADSs or Ordinary Shares (which, for avoidance of doubt, shall not include any ADSs or Ordinary Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding ADSs or Ordinary Shares into a larger number of ADSs or Ordinary Shares, as applicable, (iii) combines (including by way of reverse share split) outstanding ADSs or Ordinary Shares into a smaller number of ADSs or Ordinary Shares, as applicable, or (iv) issues by reclassification of ADSs, Ordinary Shares or any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of ADSs (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of ADSs outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

8

b)       Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Ordinary Share Equivalents or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of ADSs or Ordinary Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of ADSs or Ordinary Shares, as applicable, acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of ADSs or Ordinary Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such ADSs or Ordinary Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

c)       Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of ADSs or Ordinary Shares, by way of return of capital or otherwise, other than cash (including, without limitation, any distribution of shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of ADSs or Ordinary Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of ADSs or Ordinary Shares are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any ADSs or Ordinary Shares as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

9

d)       Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares (including any Ordinary Shares underlying the ADSs) are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares (including any Ordinary Shares underlying the ADSs), (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares (including any Ordinary Shares underlying the ADSs) or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Ordinary Shares (including any Ordinary Shares underlying the ADSs) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share represented by each Warrant ADS that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of capital stock of the successor or acquiring corporation or of the Company, if the Company is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Warrant Shares represented by the Warrant ADSs for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Ordinary Share (including any Warrant Shares underlying the ADSs), in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Ordinary Shares (including any Ordinary Shares underlying the ADSs) are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction (meaning (x) all outstanding Ordinary Shares prior to the Fundamental Transaction are converted into or  exchanged or tendered for cash or (y) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions for all cash consideration), (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange or other established trading market, including, but not limited to, the London Stock Exchange, AIM, the NYSE, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC QX, the OTC QB or the Over-the-Counter Bulletin Board (a “Non-listed Company”) in which all outstanding Ordinary Shares prior to the Fundamental Transaction are converted into or  exchanged or tendered for shares of such Non-listed Company, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within thirty (30) days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company's control, including not approved by the Company's Board of Directors, the Holder shall only be entitled to receive from the Company or any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Ordinary Shares of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Ordinary Shares are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Ordinary Shares of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Ordinary Shares will be deemed to have received shares of the Successor Entity (which Successor Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP during the period beginning on the Trading Day immediately preceding the public announcement of the applicable contemplated Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to this Section 3(d) and (D) a remaining option time equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five Business Days of the Holder’s election and (ii) the date of consummation of the Fundamental Transaction. The Company shall cause any Successor Entity to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant, a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Warrant Shares underlying the Warrant ADSs acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Ordinary Shares underlying the Warrant ADSs pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

10

e)           Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of an ADS, as the case may be. For purposes of this Section 3, the number of Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares (including Ordinary Shares underlying ADSs, but excluding treasury shares, if any) issued and outstanding.

f)            Notice to Holder.

i.       Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant ADSs and setting forth a brief statement of the facts requiring such adjustment. Notwithstanding any other provision of this Warrant, as to any Warrant not held in certificated form, where this Warrant provides for notice of any event to a Holder, such notice shall be sufficiently given if given to DTC (or any successor depository) pursuant to the procedures of DTC (or such successor depository).

11

ii.       Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares or ADSs, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares or ADSs, (C) the Company shall authorize the granting to all holders of the Ordinary Shares or ADSs rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Ordinary Shares or ADSs, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Ordinary Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares or ADSs of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares (including Warrant Shares underlying Warrant ADSs) of record shall be entitled to exchange their Ordinary Shares or ADSs for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Report on Form 6-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

12

g)           Voluntary Adjustment By Company. Subject to the rules and regulations of the Trading Market, the Company may, but is not required to, at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

Section 4.            Transfer of Warrant.

a)          Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant ADSs without having a new Warrant issued.

b)       New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant ADSs issuable pursuant thereto.

c)       Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

13

d)       Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, provides to the Company an opinion of counsel, to the effect that the transfer of this Warrant does not require registration under the Securities Act.

e)       Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant ADSs issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant ADSs or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5.        Miscellaneous.

a)       Legends. The Holders agree to the provisions of Section 4.1 of the Purchase Agreement, including the restrictive legends and restrictions on transfer.

b)       No Rights as Shareholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant ADSs on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

c)       Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant ADSs, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

d)       Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

14

e)            Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, its directors will have authority to allot a sufficient number of shares to provide for the issuance of the Warrant ADSs and the underlying Ordinary Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the Warrant Shares needed for the Depositary and/or Transfer Agent to issue the necessary Warrant ADSs upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares and Warrant ADSs and the underlying Ordinary Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the ADSs may be listed. The Company covenants that all Warrant ADSs and the underlying Ordinary Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant ADSs in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its articles of association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant ADSs above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant ADSs and the underlying Ordinary Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant ADSs for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

f)           Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

g)           Restrictions. The Holder acknowledges that the Warrant ADSs acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

15

h)       Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

i)       Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered to the address of the Holder in the Warrant Register.

j)       Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant ADSs, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any ADSs or Ordinary Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

k)       Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

l)       Depositary. For the avoidance of doubt, notwithstanding anything to the contrary contained herein, the Depositary’s rights and obligations with respect to the Company and the ADSs (including the Warrant ADSs) shall be as set forth in, and subject to, the terms and provisions of the deposit agreement among, inter alia, the Company and the Depositary and in no event shall this Warrant be deemed or construed to impose any additional obligations or liabilities on the Depositary.

m)       Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant ADSs.

16

n)       Company Acknowledgement. The Company acknowledges that the Company has received the aggregate nominal amount of the Ordinary Shares underlying the Warrant ADSs upon exercise of this Warrant and the Company shall hold such aggregate nominal amount in trust and shall apply it as applicable in connection with exercises of this Warrant pursuant to Section 2(c) herein.

o)       Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder or the beneficial owner of this Warrant, on the other hand.

p)       Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

q)       Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

17

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

Biodexa Pharmaceuticals Plc
By:
Name: Title:

18

NOTICE OF EXERCISE

To: Biodexa Pharmaceuticals Plc

(1)       The undersigned hereby elects to purchase ________ Warrant ADSs of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)       Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ if permitted the cancellation of such number of Warrant ADSs as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant ADSs purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)       Please issue said Warrant ADSs in the name of the undersigned or in such other name as is specified below:

The Warrant ADSs shall be delivered to the following DWAC Account Number:

(4)       Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase Warrant ADSs.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated:	,

Holder’s Signature:

Holder’s Address:

Exhibit 4.4

PRE-FUNDED WARRANT TO PURCHASE ORDINARY SHARES

REPRESENTED BY AMERICAN DEPOSITARY SHARES

Biodexa Pharmaceuticals Plc

Warrant ADSs: [_______]	Initial Exercise Date: [_____], 2024

THIS PRE-FUNDED WARRANT TO PURCHASE ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES (the “Warrant”) certifies that, for value received, [_____________] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and until this Warrant is exercised in full (the “Termination Date”) but not thereafter, to subscribe for and purchase from Biodexa Pharmaceuticals PLC, a public limited company organized under the laws of England and Wales (the “Company”), up to [______] Ordinary Shares (the “Warrant Shares”) represented by [______] American Depositary Shares (“ADSs”), as subject to adjustment hereunder (the “Warrant ADSs”). The purchase price of one Warrant ADS under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.        Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated July 18, 2024, among the Company and the purchasers signatory thereto.

Section 2.         Exercise.

a)       Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver to the Company the aggregate Exercise Price for the Warrant ADSs thereby purchased and specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant ADSs available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant ADSs available hereunder shall have the effect of lowering the outstanding number of Warrant ADSs purchasable hereunder in an amount equal to the applicable number of Warrant ADSs purchased. The Holder and the Company shall maintain records showing the number of Warrant ADSs purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant ADSs hereunder, the number of Warrant ADSs available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

1

b)       Exercise Price. The aggregate exercise price of this Warrant, except for a nominal exercise price of $0.0001 per Warrant ADS, was pre-funded to the Company on or prior to the Initial Exercise Date and, consequently, no additional consideration (other than the nominal exercise price of $0.0001 per Warrant ADS) shall be required to be paid by the Holder to any Person to effect any exercise of this Warrant. The Holder shall not be entitled to the return or refund of all, or any portion, of such pre-paid aggregate exercise price under any circumstance or for any reason whatsoever. The remaining unpaid exercise price per share of ADS under this Warrant shall be $0.0001, subject to adjustment hereunder (the “Exercise Price”).

c)       Cashless Exercise. This Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant ADSs equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the ADSs on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

2

(X) = the number of Warrant ADSs that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant ADSs are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant ADSs shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant ADSs being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the ADSs are then listed or quoted on a Trading Market, the bid price of the ADSs for the time in question (or the nearest preceding date) on the Trading Market on which the ADSs are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the ADSs for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the ADSs are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the ADSs are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per ADS so reported, or (d) in all other cases, the fair market value of an ADS as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the ADSs are then listed or quoted on a Trading Market, the daily volume weighted average price of the ADSs for such date (or the nearest preceding date) on the Trading Market on which the ADSs are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the ADSs for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the ADSs are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the ADSs are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per ADS so reported, or (d) in all other cases, the fair market value of an ADS as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Notwithstanding anything herein to the contrary, in any “cashless exercise” or pursuant to this Section 2(c), the Holder shall be required to pay to the Company in cash the nominal value of the underlying Warrant Shares exercised, to the extent not already paid, prior to the issuance of such Warrants ADSs.

3

d)	Mechanics of Exercise.

i.	Delivery of Warrant ADSs Upon Exercise. The Company shall deposit the Warrant Shares subject to such exercise with the Depositary and instruct the Depositary to credit the account of the Holder’s in book entry format bearing the restricting legend in Section 5. If eligible, the Depositary may credit the Holder’s broker, or its designee’s, balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement with a current prospectus registering for resale of the Warrant Shares represented by the Warrant ADSs by the Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant ADSs to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earlier of (i) one (1) Trading Day after the delivery to the Company of the Notice of Exercise, (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant ADS Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant ADSs with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant ADSs, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant ADSs subject to a Notice of Exercise by the Warrant ADS Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $2,000 of Warrant ADSs subject to such exercise (based on the VWAP of the ADSs on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant ADS Delivery Date until such Warrant ADSs are delivered or Holder rescinds such exercise. The Company agrees to maintain a depositary and transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days (including no Trading Days if the settlement date is the trade date, but only to the extent the Purchaser delivers to the Company a Notice of Exercise by 9:00 a.m. (New York City Time)), on the Company’s primary Trading Market with respect to the ADSs as in effect on the date of delivery of the Notice of Exercise.

4

ii.       Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant, at the time of delivery of the Warrant ADSs, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant ADSs called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.       Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant ADSs pursuant to Section 2(d)(i) by the Warrant ADS Delivery Date, then the Holder will have the right to rescind such exercise in respect of the untransmitted Warrant ADSs (with the effect that the Holder’s right to acquire such Warrant ADSs pursuant to this Warrant shall be restored) and the Company shall return to the Holder the aggregate Exercise Price paid to the Company for such Warrant ADSs.

iv.       Compensation for Buy-In on Failure to Timely Deliver Warrant ADSs Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Depositary and/or Transfer Agent to transmit to the Holder the Warrant ADSs in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant ADS Delivery Date (other than any such failure that is solely due to any action or inaction by the Holder with respect to such exercise), and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, ADSs to deliver in satisfaction of a sale by the Holder of the Warrant ADSs which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the ADSs so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant ADSs that the Company failed to deliver to the Holder in connection with the exercise at issue by (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant in respect of the equivalent number of Warrant ADSs for which such exercise was not honored and return any amount received by the Company in respect of the Exercise Price for those Warrant ADSs (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of ADSs that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases ADSs having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrants with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver ADSs upon exercise of the Warrant as required pursuant to the terms hereof.

5

v.       No Fractional Shares or Warrant ADSs. No fractional Warrant Shares or Warrant ADSs shall be issued upon the exercise of this Warrant. As to any fraction of an ADS which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole ADS; provided, however the fraction of an ADS shall not be rounded up to the next whole ADS if such rounding results in the issue price being lower than the nominal value of the ADS.

vi.       Charges, Taxes and Expenses. Issuance of Warrant ADSs shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant ADSs, all of which taxes and expenses shall be paid by the Company, and such Warrant ADSs shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant ADSs are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Depositary and Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic issuance and delivery of the Warrant ADSs. The Company shall pay all applicable fees and expenses of the Depositary and Transfer Agent in connection with the issuance of the Warrants ADSs hereunder.

vii.       Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof; provided, however, that the foregoing shall not be deemed or construed to limit any rights of the Depositary under the terms and provisions of the deposit agreement among, inter alia, the Company and the Depositary.

6

e)       Holder’s Exercise Limitations. Notwithstanding anything to the contrary herein, the Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Ordinary Shares underlying such Warrant ADSs issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Ordinary Shares underlying Warrant ADSs which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Ordinary Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of this Warrant that are not in compliance with the Beneficial Ownership Limitation, provided this limitation of liability shall not apply if the Holder has detrimentally relied on outstanding share information provided by the Company or the Depositary. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of Ordinary Shares, a Holder may rely on the number of outstanding Ordinary Shares as reflected in (A) the Company’s most recent annual report on Form 20-F, Report on Form 6-K or other public filings filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Ordinary Shares outstanding.  Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm orally or in writing to the Holder the number of Ordinary Shares then outstanding.  In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any Warrants, 9.99%) of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Ordinary Shares issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

7

Section 3.         Certain Adjustments.

a)       Share Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on its ADSs or Ordinary Shares or any other equity or equity equivalent securities payable in ADSs or Ordinary Shares (which, for avoidance of doubt, shall not include any ADSs or Ordinary Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding ADSs or Ordinary Shares into a larger number of ADSs or Ordinary Shares, as applicable, (iii) combines (including by way of reverse share split) outstanding ADSs or Ordinary Shares into a smaller number of ADSs or Ordinary Shares, as applicable, (iv) issues by reclassification of ADSs, Ordinary Shares or any shares of capital stock of the Company or (v) proportionately decreases or increases the ratio of Ordinary Share(s) per ADS, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of ADSs (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of ADSs outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

8

b)       Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Ordinary Share Equivalents or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of ADSs or Ordinary Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of ADSs or Ordinary Shares, as applicable, acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of ADSs or Ordinary Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such ADSs or Ordinary Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

c)       Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of ADSs or Ordinary Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of ADSs or Ordinary Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of ADSs or Ordinary Shares are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any ADSs or Ordinary Shares as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

9

d)       Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares (including any Ordinary Shares underlying the ADSs) are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares (including any Ordinary Shares underlying the ADSs), (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares (including any Ordinary Shares underlying the ADSs) or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Ordinary Shares (including any Ordinary Shares underlying the ADSs) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share represented by each Warrant ADS that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of capital stock of the successor or acquiring corporation or of the Company, if the Company is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Warrant Shares represented by the Warrant ADSs for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Ordinary Share (including any Warrant Shares underlying the ADSs), in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Ordinary Shares (including any Ordinary Shares underlying the ADSs) are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant, a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Warrant Shares underlying the Warrant ADSs acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Ordinary Shares underlying the Warrant ADSs pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

10

e)       Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of an ADS, as the case may be. For purposes of this Section 3, the number of Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares (including Ordinary Shares underlying ADSs, but excluding treasury shares, if any) issued and outstanding.

f)       Notice to Holder.

i.       Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant ADSs and setting forth a brief statement of the facts requiring such adjustment. Notwithstanding any other provision of this Warrant, as to any Warrant not held in certificated form, where this Warrant provides for notice of any event to a Holder, such notice shall be sufficiently given if given to DTC (or any successor depository) pursuant to the procedures of DTC (or such successor depository).

11

ii.       Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares or ADSs, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares or ADSs, (C) the Company shall authorize the granting to all holders of the Ordinary Shares or ADSs rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Ordinary Shares or ADSs, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Ordinary Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares or ADSs of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares (including Warrant Shares underlying Warrant ADSs) of record shall be entitled to exchange their Ordinary Shares or ADSs for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Report on Form 6-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

g)       Voluntary Adjustment By Company. Subject to the rules and regulations of the Trading Market, the Company may, but is not required to, at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

Section 4.         Transfer of Warrant.

a)       Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant ADSs without having a new Warrant issued.

12

b)       New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant ADSs issuable pursuant thereto.

c)       Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)       Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, provides to the Company an opinion of counsel, to the effect that the transfer of this Warrant does not require registration under the Securities Act.

e)       Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant ADSs issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant ADSs or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5.         Miscellaneous.

a)       No Rights as Shareholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant ADSs on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

13

b)       Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant ADSs, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)       Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d)       Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, its directors will have authority to allot a sufficient number of shares to provide for the issuance of the Warrant ADSs and the underlying Ordinary Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the Warrant Shares needed for the Depositary and/or Transfer Agent to issue the necessary Warrant ADSs upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares and Warrant ADSs and the underlying Ordinary Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the ADSs may be listed. The Company covenants that all Warrant ADSs and the underlying Ordinary Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant ADSs in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

14

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its articles of association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant ADSs above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant ADSs and the underlying Ordinary Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant ADSs for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)       Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f)       Restrictions. The Holder acknowledges that the Warrant ADSs acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g)       Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)       Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i)       Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant ADSs, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any ADSs or Ordinary Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

15

j)       Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)       Depositary. For the avoidance of doubt, notwithstanding anything to the contrary contained herein, the Depositary’s rights and obligations with respect to the Company and the ADSs (including the Warrant ADSs) shall be as set forth in, and subject to, the terms and provisions of the deposit agreement among, inter alia, the Company and the Depositary and in no event shall this Warrant be deemed or construed to impose any additional obligations or liabilities on the Depositary.

l)       Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant ADSs.

m)       Company Acknowledgement. The Company acknowledges that the Company has received the aggregate nominal amount of the Ordinary Shares underlying the Warrant ADSs upon exercise of this Warrant and the Company shall hold such aggregate nominal amount in trust and shall apply it as applicable in connection with exercises of this Warrant pursuant to Section 2(c) herein.

n)       Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder or the beneficial owner of this Warrant, on the other hand.

o)       Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

p)       Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

16

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

Biodexa Pharmaceuticals Plc

By:
Name:
Title:

17

NOTICE OF EXERCISE

To:   Biodexa Pharmaceuticals Plc

(1) The undersigned hereby elects to purchase ________ Warrant ADSs of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] if permitted the cancellation of such number of Warrant ADSs as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant ADSs purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant ADSs in the name of the undersigned or in such other name as is specified below:

The Warrant ADSs shall be delivered to the following DWAC Account Number:

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase Warrant ADSs.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated:	,

Holder’s Signature:

Holder’s Address:

Exhibit 5.1

19 July 2024

Biodexa Pharmaceuticals Plc
1 Caspian Point

Caspian Way

Cardiff, Wales

CF10 4DQ

Re: Biodexa Pharmaceuticals Plc – Current Report on Form 6-K

Ladies and Gentlemen:

We have acted as English legal advisers to Biodexa Pharmaceuticals Plc, a public limited company incorporated in England and Wales (the “Company”), in connection with the registered direct offering by the Company (the “Offering”) of (i) 5,050,808 American Depositary Share (“ADSs”), each representing 400 ordinary shares of £0.001 each in the capital of the Company (the "Ordinary Shares"), and (ii) for certain purchasers, 278,975 pre-funded warrants (“Pre-Funded Warrants”) to purchase one ADS in respect of each Pre-Funded Warrant (the “Warrant ADSs”).

This letter is being furnished in connection with the registration statement on Form F-3 (No. 333-267932) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, the prospectus dated 26 October 2022, which forms a part of and is included in the Registration Statement, and the prospectus supplement to be filed with the SEC pursuant to Rule 424(b) of the Rules (the “Prospectus Supplement”).

1.	INTRODUCTION

1.1	Purpose

In connection with the Offering, we have been asked to provide an opinion on certain matters, as set out below. We have taken instruction in this regard solely from the Company.

The provision of this letter is not to be taken as implying that we owe any duty of care to anyone, including the Company, in relation to the content or the commercial and financial implications of the Registration Statement or the Prospectus Supplement.

Nothing stated in this letter shall create the relationship of solicitor and client between us and anyone other than the Company.

1.2	Defined terms and headings

In this letter:

(a)	the Ordinary Shares underlying the ADSs and the Ordinary Shares underlying the Warrant ADSs to be issued in connection with the exercise of the Pre-Funded Warrants are collectively referred to herein as the “New Shares”;

(b)	capitalised terms used without definition in this letter or the schedules hereto have the meanings assigned to them in the Registration Statement unless a contrary indication appears; and

1

(c)	headings are for ease of reference only and shall not affect interpretation.

1.3	Legal review

For the purpose of issuing this letter, we have examined such matters of fact and questions of law as we have considered appropriate. We have reviewed only the results of the following searches carried out by Company Registrations Online Limited (trading as CRO Info), a corporate information service provider, which did not necessarily reveal the up-to-date, complete or accurate position:

(a)	an online search of the information available on file at Companies House in respect of the Company conducted on 19 July 2024 at 10:28 (London, England time);

(b)	an online search of the Central Registry of Winding-up Petitions (the “Central Registry”), a computerised register of winding-up petitions and administration applications which is maintained for all petitions or applications presented to either the Insolvency and Companies List (formerly known as the Companies Court) in respect of the Company on 19 July 2024 at 10:11 (London, England time) (the searches noted in paragraphs 1.3(a) and 1.3(b) are collectively referred to herein as the “Searches”);

(c)	a copy of (i) the resolutions passed at the annual general meeting of the Company held on 14 June 2023 and (ii) the resolutions passed at the annual general meeting of the Company held on 13 June 2024 (together the “AGM Resolutions”);

(d)	a copy of (i) the written resolutions of the board of directors of the Company (the “Board”) passed on 16 July 2024 and (ii) the minutes of the meeting of the Company’s Finance Committee held on 18 July 2024, in each case regarding, inter alia, the authorisation and approval of the allotment and issuance of the New Shares in connection with the Offering (the “Board Resolutions” and together with the AGM Resolutions, the “Corporate Approvals”);

(e)	a copy of the certificate of incorporation of the Company dated 12 September 2014, a copy of the certificate of incorporation on re-registration of the Company as a public company dated 27 November 2014, and a copy of the certificate of incorporation on change of name dated 27 March 2023;

(f)	a copy of the current articles of association of the Company as adopted on 14 June 2023 (the “Articles”);

(g)	a copy of the Prospectus Supplement, in substantially the form to be filed with the SEC; and

(h)	a copy of the securities purchase agreement dated 18 July 2024 between the Company and the purchasers named therein (the “Purchase Agreement”).

We hereby confirm that, for the purposes of rendering this letter we have not, other than as expressly set forth in this letter, undertaken any searches or obtained any information whatsoever in relation to the Company. In particular, other than the Searches, we have not reviewed or investigated the following:

2

(i)	the Company’s solvency or otherwise;

(ii)	whether any steps have been taken by any person in respect of any receivership, administration, reorganisation, winding-up or liquidation, including for these purposes the taking by any person of any action relating to or affecting the rights of creditors (or any analogous actions thereto) or the commencement of any moratorium in respect thereof;

(iii)	whether any security interests, liens or encumbrances exist or have been registered over any of the Company’s property or assets; or

(iv)	otherwise investigated the Company’s activities in any way whatsoever.

1.4	Applicable law

This letter, the opinions given in it, and any non-contractual obligations arising out of or in connection with this letter and/or the opinions given in it, are governed by, and to be construed in accordance with, English law and relate only to English law as applied by the English courts, as at today’s date. In particular:

(a)	we have not investigated the laws of any country other than England and we assume that no foreign law affects any of the opinions stated below;

(b)	this letter does not relate to English conflict of laws rules;

(c)	we do not undertake or accept any obligation to update this letter and/or the opinions given in it to reflect subsequent changes in English law or factual matters;

(d)	we express no opinion in this letter on the laws of any jurisdiction other than England. It is assumed that no foreign law which may apply to the matters contemplated by the Registration Statement, the Prospectus Supplement, the Company, any document or any other matter contemplated by any document would or might affect this letter and/or the opinions given in it; and

(e)	we express no opinion on the impact of any rules, regulations or requirements of the NASDAQ Stock Market LLC or the rules and regulations adopted by the SEC.

1.5	Assumptions and reservations

The opinions given in this letter are given on the basis of each of the assumptions set out in Schedule 1 (Assumptions) and are subject to each of the reservations set out in Schedule 2 (Reservations) to this letter. The opinions given in this letter are strictly limited to the matters stated in paragraph 2 (Opinion) below and do not extend, and should not be read as extending, by implication or otherwise, to any other matters.

3

2.	OPINION

Subject to paragraph 1 (Introduction) and the other matters set out in this letter and its schedules, and subject further to the following:

(a)	the Registration Statement, as amended and supplemented, becoming effective under the Securities Act and continuing to be effective;

(b)	the number of New Shares to be allotted and issued in the transactions contemplated by the Prospectus Supplement not being greater than the aggregate nominal value specified in the Board Resolutions;

(c)	that the Corporate Approvals and any additional board and shareholder resolutions required pursuant to the terms of the Companies Act 2006 (the “Act”) and the Articles were or will be (as appropriate) each passed at a meeting which was or will be duly convened and held in accordance with all applicable laws and regulations; that in particular, but without limitation, a duly qualified quorum of directors or, as the case may be, shareholders was or will be present in each case throughout the meeting and voted in favour of the resolutions; and that in relation to each meeting of the Board, each provision contained in the Act or the Articles relating to the declaration of the directors’ interests or the power of the interested directors to vote and to count in the quorum was or will be duly observed;

(d)	the receipt in full of payment for the New Shares in an amount of “cash consideration” (as defined in section 583(3) of the Act) of not less than the aggregate nominal value for such New Shares; and

(e)	valid entries having been made in relation to the allotment and issue of the New Shares in the books and registers of the Company,

it is our opinion that, as at today’s date, the New Shares will, when registered in the name of the recipient in the register of members of the Company and subject to the receipt by the Company of the aggregate issue price in respect of all of the New Shares in accordance with the Purchase Agreement and the Prospectus Supplement, be duly and validly authorised and issued, fully paid or credited as fully paid and will not be subject to any call for payment of further capital.

3.	EXTENT OF OPINIONS

We express no opinion as to any agreement, instrument or other document other than as specified in this letter or as to any liability to tax or duty which may arise or be suffered as a result of or in connection with the transactions contemplated by the Prospectus Supplement.

This letter only applies to those facts and circumstances which exist as at today’s date and we assume no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances which may subsequently come to our attention, any changes in laws which may occur after today, or to inform the addressee of any change in circumstances happening after the date of this letter which would alter our opinion.

4.	DISCLOSURE AND RELIANCE

This letter is addressed to you in connection with the Prospectus Supplement. We consent to the filing of this letter as an exhibit to the Prospectus Supplement. We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to the New Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

4

Other than for the purpose set out in the prior paragraph or pursuant to the applicable provisions of the Securities Act, this letter may not be relied upon, or assigned, for any purpose, without our prior written consent, which may be granted or withheld in our discretion.

Yours faithfully

BROWN RUDNICK LLP

/s/ Brown Rudnick LLP

5

Schedule 1
ASSUMPTIONS

The opinions in this letter have been given on the basis of the following assumptions:

(a)	the genuineness of all signatures, stamps and seals on all documents, the authenticity and completeness of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies and, where applicable, the dates of such documents specified therein are correct;

(b)	where a document has been examined by us in draft or specimen form, it will be or has been duly executed in the form of that draft or specimen;

(c)	each of the signed documents examined by us has been duly executed and, where applicable, delivered on behalf of the Company and each natural person executing such documents has sufficient legal capacity to enter into such documents and perform the Offering;

(d)	the Articles remain in full force and effect, and no alteration has been made or will be made to such articles of association, in each case prior to each date of allotment and issue of the New Shares (each an “Allotment Date”);

(e)	on each Allotment Date, the Company will comply with all applicable laws to allot and issue the New Shares and the Company will receive such amounts as are necessary to fully pay the nominal value of the New Shares and any applicable share premium;

(f)	all facts which are stated in any official public record, including the Searches, or other document or information supplied by a public official are correct; in particular that all documents, forms and notices which should have been delivered to the Registrar of Companies in respect of the Company have been so delivered, that information revealed by the Searches was complete and accurate in all respects and has not, since the time of the Searches, been altered and that the results of the Searches will remain complete and accurate as at each Allotment Date;

(g)	as at each Allotment Date, the Company has not taken any corporate or other action nor have any steps been taken or legal proceedings been started against the Company for the liquidation, winding up, dissolution, reorganisation or bankruptcy of, or for the appointment of a liquidator, receiver, trustee, administrator, administrative receiver or similar officer of, the Company or all or any of its assets (or any analogous proceedings in any jurisdiction) and the Company is not unable to pay its debts as they fall due within the meaning of section 123 of the Insolvency Act 1986, as amended (the “Insolvency Act”), and will not become unable to pay its debts within the meaning of that section as a result of any of the transactions contemplated herein, is not insolvent and has not been dissolved or declared bankrupt (although the Searches gave no indication that any winding-up, dissolution or administration order or appointment of a receiver, administrator, administrative receiver or similar officer has been made with respect to the Company);

6

(h)	the Board Resolutions provided to us in connection with the giving of the opinions in this letter reflect a true record of the proceedings described in them in duly convened, constituted and quorate meetings in which all constitutional, statutory and other formalities were duly observed, and the resolutions set out in the minutes were validly passed and have not been and will not be revoked or varied and remain in full force and effect and will remain so as at each Allotment Date;

(i)	in respect of the Board Resolutions (i) in passing such resolutions the directors of the Company were acting in good faith, (ii) the transactions and other matters referred to in the Board Resolutions were or are to be entered into and effected by the Company for the purpose of carrying on its business, (iii) at the time such transactions or matters were or (as the case may be) are to be entered into or effected the Board had or (as the case may be) will have reasonable grounds for believing that the transactions or matters would or (as the case may be) will promote the success of the Company for the benefit of its members as a whole, and (iv) the Board exercised their powers in connection with the transactions or matters in accordance with all applicable laws;

(j)	the resolutions set out in the Corporate Approvals were validly passed and have not been and will not be revoked or varied and remain in full force and effect and will remain so as at each Allotment Date;

(k)	as at each Allotment Date, the directors of the Company shall have sufficient powers conferred on them to allot the New Shares and to grant rights to subscribe for New Shares (as applicable) under section 551 (Power of directors to allot shares etc: authorisation by company) of the Act and under section 570 (Disapplication of pre-emption rights: directors acting under general authorisation) of the Act as if section 561 of the Act did not apply to such allotment or grant and the Company shall not issue (or purport to issue) New Shares and shall not grant rights (or purport to grant rights) in excess of such powers or in breach of any other limitation on their powers to issue shares or grant rights;

(l)	in relation to the allotment and issue of the New Shares, the directors of the Company have acted and will act in the manner required by section 172 of the Act (Duty to promote the success of the Company), and there has not been and will not be any bad faith, breach of trust, fraud, coercion, duress or undue influence on the part of any of the directors of the Company and such directors exercised their powers in accordance with all other statutory duties under the Act and English common law;

(m)	no New Shares or rights to subscribe for New Shares have been or shall be offered to the public in the United Kingdom in breach of the Financial Services and Markets Act 2000, as amended (“FSMA”) or of any other United Kingdom laws or regulations concerning offers of securities to the public, and no communication has been or shall be made in relation to the New Shares in breach of section 21 of FSMA or any other United Kingdom laws or regulations relating to offers or invitations to subscribe for, or to acquire rights to subscribe for or otherwise acquire, shares or other securities;

7

(n)	as at each Allotment Date, any authority granted pursuant to the Articles or the AGM Resolutions or otherwise by the Company’s shareholders will remain unutilised to the extent necessary to permit the allotment and issue of the New Shares;

(o)	the purpose of the transactions contemplated by the Prospectus Supplement does not include any financing or refinancing of an acquisition of shares in contravention of sections 678 or 679 of the Act and that the entry into, and the performance of obligations under, the Prospectus Supplement will not cause a reduction in the net assets of the Company (or, to the extent there is such a reduction, the reduction can be met out of the distributable profits of the Company);

(p)	the name of the relevant allottee and the number of New Shares allotted has been or will be duly entered in the register of members of the Company promptly in accordance with English law;

(q)	each party to the Offering other than the Company has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Purchase Agreement;

(r)	each person other than the Company has all requisite power and authority and has taken all necessary corporate or other action to enter into the Purchase Agreement to which it is a party or by which it is bound, to the extent necessary to make the Purchase Agreement enforceable by it;

(s)	each of the signed documents examined by us is accurate, complete and authentic, each original is authentic, each copy conforms to an authentic original and all signatures are genuine;

(t)	all official public records are accurate, complete and properly indexed and filed and all statutes, judicial and administrative decisions and agency regulations are available in a format that makes legal research reasonably feasible;

(u)	there has not been any mutual mistake of fact or misunderstanding fraud, duress, or undue influence by or among any of the parties to each of the signed documents examined by us;

(v)	the conduct of the parties to the Offering has complied in the past and will comply in the future with any requirement of good faith, fair dealing and conscionability;

(w)	there are no agreements or understandings among the parties to or bound by the Offering, written or oral, and there is no usage of trade or course of prior dealing among such parties, that would define, modify, waive, or qualify the terms of the Purchase Agreement;

(x)	all parties to or bound by the Purchase Agreement will refrain from taking any action that is forbidden by the terms and conditions of the Purchase Agreement;

(y)	the parties will obtain all permits and governmental approvals required in the future, and take all actions similarly required, relevant to subsequent performance of the Purchase Agreement;

8

(z)	the results of the Searches would be the same if carried out on the date of this letter;

(aa)	the Company only undertakes and carries out business in accordance with its constitution and powers and is not and will not breach the law or regulations of any territory in which it operates, including the United Kingdom;

(bb)	no director of the Company has, or at any time has had, any interest in the transactions contemplated herein except to the extent permitted by the Articles and by applicable law;

(cc)	the directors of the Company are not, and have not at any time been, connected in with any relevant party in relation to the allotment of the New Shares and none of the directors of the Company are disqualified or are subject to disqualification proceedings pursuant to the Company Directors Disqualification Act 1986, or otherwise;

(dd)	none of the parties to the documents set out in paragraph 1.3 of this letter (nor any director or officer of such parties) is or will be seeking to achieve any purpose not apparent from such documents which may render such arrangements illegal or void;

(ee)	the ADSs, and not the New Shares, shall be and continue to be listed on the NASDAQ Capital Market; and

(ff)	the New Shares shall not be listed on any market.

9

Schedule 2
RESERVATIONS

The opinions in this letter are subject to the following reservations:

(a)	the Searches are not capable of revealing conclusively whether or not a winding-up or administration petition or order has been presented or made, a receiver appointed, a company voluntary arrangement proposed or approved or any other insolvency proceeding commenced, and the available records may not be complete or up-to-date. In particular, the Central Registry may not contain details of administration applications filed, or appointments recorded in or orders made by, district registries and county courts outside London. Searches at Companies House and at the Central Registry are not capable of revealing whether or not a winding up petition or a petition for the making of an administration order has been presented and, further, notice of a winding up order or resolution, notice of an administration order and notice of the appointment of a receiver may not be filed at Companies House immediately and there may be a delay in the relevant notice appearing on the file of the company concerned. Further, not all security interests are registrable, such security interests have not in fact been registered or such security interests have been created by an individual or an entity which is not registered in England. We have not made enquiries of any District Registry or County Court in England;

(b)	the opinions set out in this letter are subject to: (i) any limitations arising from applicable laws relating to insolvency, bankruptcy, administration, reorganisation, liquidation, moratoria, schemes or analogous circumstances; and (ii) an English court exercising its discretion under section 426 of the Insolvency Act (co-operation between courts exercising jurisdiction in relation to insolvency) to assist the courts having the corresponding jurisdiction in any part of the United Kingdom or any relevant country or territory;

(c)	we express no opinion as to matters of fact;

(d)	this letter is subject to any matters of fact not disclosed to us;

(e)	we have only reviewed the documents listed in paragraph 1.3 above;

(f)	we have made no enquiries of any individual connected with the Company;

(g)	a certificate, documentation, notification, opinion or the like might be held by the English courts not to be conclusive if it can be shown to have an unreasonable or arbitrary basis or in the event of a manifest error;

(h)	it should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the Registration Statement or the Prospectus Supplement, or that no material facts have been omitted from such documents;

(i)	if a person is (or is controlled by or otherwise connected with another person which is) resident in, incorporated in or constituted under the laws of a country which is the subject of United Nations, European Community or United Kingdom sanctions implemented or effective in the United Kingdom, or is otherwise the target of any such sanctions, then obligations owed to or by that person may be unenforceable or void;

10

(j)	this letter is limited to the original issuance of the New Shares by the Company and does not cover shares delivered by the Company out of the New Shares reacquired by it; and

(k)	this letter is based upon currently existing statutes, rules, regulations, and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in the facts or circumstances which might affect any matters or opinions set forth herein.

11

Exhibit 5.2

July 19, 2024

Biodexa Pharmaceuticals PLC

1 Caspian Point

Caspian Way

Cardiff, CF10 4DQ

United Kingdom

Ladies and Gentlemen:

We have acted as United States legal counsel to Biodexa Pharmaceuticals PLC, a public limited company organized under the laws of England and Wales (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Prospectus Supplement, dated July 19, 2024 (the “Prospectus Supplement”), to a Registration Statement (File No. 333-267932) on Form F-3, as amended (the “Registration Statement”), filed by the Company with the Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus Supplement relates to the sale of (i) an aggregate of 5,050,808 American depositary share (“ADS”), representing 400 ordinary shares of the Company, nominal value £0.001 per share (“Ordinary Shares”), and (ii) pre-funded warrants (“Pre-Funded Warrants”) to purchase up to 278,975 ADSs (the “PFW Shares”), pursuant to the Securities Purchase Agreement, dated July 19, 2024, between the Company and the purchasers named therein (the “Purchase Agreement”). The form of Purchase Agreement will be filed as an exhibit to a Report on Form 6-K and incorporated by reference into the Registration Statement. . This opinion is being rendered in connection with the filing of the Prospectus Supplement with the Commission. All capitalized terms used but not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Articles of Association, as currently in effect, the form of Pre-Funded Warrants, the Prospectus Supplement, the Purchase Agreement and such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Our opinion is limited to the laws of the State of New York. Without limiting the generality of the foregoing, we express no opinion with respect to (i) the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction or (ii) the compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. Various matters concerning the laws of England and Wales are addressed in the opinion of Brown Rudnick LLP, separately provided to you.

July 19, 2024

Based upon the foregoing, we are of the opinion that the Pre-Funded Warrants, if and when paid for in accordance with the terms of the Registration Statement and the Purchase Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinion set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We understand that you wish to file this opinion with the Commission as an exhibit to a Report on Form 6-K for incorporation by reference into the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very Truly Yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.

Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of July 18, 2024, is between Biodexa Pharmaceuticals Plc, a public limited company organized under the laws of England and Wales (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to (i) an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and (ii) an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Regulation D thereunder, the Company desires to allot, issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1        Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.5.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“ADS(s)” means American Depositary Shares issued pursuant to the Deposit Agreement (as defined below), each representing four hundred (400) Ordinary Shares.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or United Kingdom or any day on which banking institutions in the State of New York or London, England are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

1

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived, but in no event later than the first (1st) Trading Day following the date hereof.

“Commission” means the United States Securities and Exchange Commission.

“Company UK Counsel” means Brown Rudnick LLP, with offices located at 8 Clifford Street, London, England W1S 2LQ.

“Company US Counsel” means Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., with offices located at One Financial Center, Boston, Massachusetts 02111.

“Deposit Agreement” means the Second Amended and Restated Deposit Agreement dated as of December 18, 2023, among the Company, JPMorgan Chase Bank, N.A., as Depositary, and the owners and holders of ADSs from time to time, as such agreement may be amended or supplemented.

“Depositary” means JPMorgan Chase Bank, N.A., as Depositary under the Deposit Agreement, with an address of 383 Madison Avenue, Floor 11, New York, New York 10179, and any successor depositary of the Company.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, unless otherwise instructed as to an earlier time by the Placement Agent, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof, unless otherwise instructed as to an earlier time by the Placement Agent.

“EGS” means Ellenoff Grossman & Schole LLP, with offices located at 1345 Avenue of the Americas, New York, New York 10105-0302.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2

“Exempt Issuance” means the issuance of (a) Ordinary Shares, ADSs or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, which issuance was approved by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) warrants to the Placement Agent in connection with the transaction pursuant to this Agreement and any securities upon exercise of the warrants issued to the Placement Agent, and ADSs or Ordinary Shares upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into ADSs or Ordinary Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4.12(a) herein, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Existing Warrants” means (a) the Series G Warrants issued on May 22, 2024, (b) the Series H Warrants issued on May 22, 2024 and (c) the Series E Warrants issued on December 21, 2023 to each of the Purchasers who are party to this Agreement, as applicable.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDA” shall have the meaning ascribed to such term in Section 3.1(hh).

“FDCA” shall have the meaning ascribed to such term in Section 3.1(hh).

“IFRS” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(aa).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(p).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

3

“Ordinary Shares” means the ordinary shares of the Company, nominal value £0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Ordinary Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares or ADSs, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares or ADSs.

“Per ADS Purchase Price” equals US$0.94 (inclusive of any Depositary ADS issuance fee), subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the ADSs and/or the Ordinary Shares, as applicable, that occur after the date of this Agreement, provided that the purchase price per Pre-Funded Warrant shall be the Per ADS Purchase Price minus US$0.0001.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” means Ladenburg Thalmann & Co. Inc.

“Pre-Funded Warrant” means, collectively, the Pre-Funded ADS purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which Pre-Funded Warrants shall be exercisable immediately and shall expire when exercised in full, in the form of Exhibit A-3 attached hereto.

“Pre-Funded Warrant ADSs” means the ADSs issuable upon exercise of the Pre-Funded Warrants.

“Pre-Funded Warrant Shares” means the Ordinary Shares issuable upon exercise of the Pre-Funded Warrants.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the final base prospectus filed for the Registration Statement.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission and delivered by the Company to each Purchaser at the Closing.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.8.

“Registered ADS(s)” means American Depositary Shares issued pursuant to the Deposit Agreement (as defined herein), each representing four hundred (400) Ordinary Shares issued pursuant to the Registration Statement.

4

“Registration Statement” means the effective registration statement on Form F-3, filed with Commission (File No. 333-267932) which registers the sale of the Ordinary Shares represented by the Registered ADSs and the Pre-Funded Warrants to the Purchasers.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Resale Effective Date” means the date that a Resale Registration Statement registering the resale of all Warrant ADSs has been declared effective by the Commission.

“Resale Registration Statement” means a registration statement meeting the requirements set forth in herein and covering the resale by the Purchasers of the Ordinary Shares represented by the Warrant ADSs.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the ADSs, Pre-Funded Warrants and the Unregistered Securities.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series J Warrants” means, collectively, the Series J ADS purchase warrants delivered to the Purchasers in accordance with Section 2.2(a) hereof, which Series J Warrants shall be exercisable immediately and have a term of exercise equal to five (5) years from the initial exercise date, in the form of Exhibit A-1 attached hereto.

“Series K Warrants” means, collectively, the Series K ADS purchase warrants delivered to the Purchasers in accordance with Section 2.2(a) hereof, which Series K Warrants shall be exercisable immediately and have a term of exercise equal to one (1) years from the initial exercise date, in the form of Exhibit A-2 attached hereto.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing Ordinary Shares and/or ADSs).

5

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Registered ADSs, Pre-Funded Warrants and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds (minus, if applicable, a Purchaser’s aggregate exercise price of the Pre-Funded Warrants, which amounts shall be paid as and when such Pre-Funded Warrants are exercised.)

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a), and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares and/or ADSs are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Warrants, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Unregistered Securities” means the Warrants, the Warrant ADSs and the Warrant Shares.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.12(b).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the ADSs are then listed or quoted on a Trading Market, the daily volume weighted average price of the ADSs for such date (or the nearest preceding date) on the Trading Market on which the ADSs are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the ADSs for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the ADSs are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the ADSs are then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per ADS so reported, or (d) in all other cases, the fair market value of an ADS as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrant ADSs” means the ADSs issuable upon exercise of the Warrants.

“Warrant Shares” means the Ordinary Shares issuable upon exercise of the Warrants.

“Warrants” means, collectively, the Series J Warrants and Series K Warrants.

6

ARTICLE II.
PURCHASE AND SALE

2.1          Closings.

(a)       Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, an aggregate of 5,009,968.12 of Registered ADSs and Warrants; provided, however, that, to the extent that a Purchaser determines, in its sole discretion, that such Purchaser (together with such Purchaser’s Affiliates, and any Person acting as a group together with such Purchaser or any of such Purchaser’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation, or as such Purchaser may otherwise choose, in lieu of purchasing Registered ADSs such Purchaser may elect to purchase Pre-Funded Warrants in lieu of Registered ADSs in such manner to result in the same aggregate purchase price being paid by such Purchaser to the Company. The “Beneficial Ownership Limitation” shall be 4.99% (or, at the election of the Purchaser at Closing, 9.99%) of the number of shares of the Ordinary Shares outstanding immediately after giving effect to the issuance of the Securities on the Closing Date. Each Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser shall be made available for “Delivery Versus Payment” (“DVP”) settlement with the Company or its designee. The Company shall deposit the Ordinary Shares with the Depositary and deliver to each Purchaser its respective Registered ADSs as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall take place by remote communications and by the exchange of signatures by electronic transmission, or at such other time, date and location as the parties shall mutually agree. Unless otherwise directed by the Placement Agent, settlement of the Registered ADSs shall occur via DVP (i.e., on the Closing Date, the Company shall issue the Registered ADSs registered in the Purchasers’ names and addresses and released by the Depositary directly to the account(s) at the Placement Agent identified by each Purchaser; upon receipt of such Registered ADSs, the Placement Agent shall promptly electronically deliver such Registered ADSs to the applicable Purchaser, and payment therefor shall be made by the Placement Agent (or its clearing firm), in United States dollars, by wire transfer to the Company). Notwithstanding anything to the contrary herein and a Purchaser’s Subscription Amount set forth on the signature pages attached hereto, the number of ADSs purchased by a Purchaser (and its Affiliates) hereunder shall not, when aggregated with all other ADSs owned by such Purchaser (and its Affiliates) at such time, result in such Purchaser beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act) in excess of 9.99% of the then issued and outstanding Ordinary Shares outstanding at the Closing (the “Beneficial Ownership Maximum”), and such Purchaser’s Subscription Amount, to the extent it would otherwise exceed the Beneficial Ownership Maximum immediately prior to the Closing, shall be conditioned upon the issuance of ADSs at the Closing to the other Purchasers signatory hereto. To the extent that a Purchaser’s beneficial ownership of the ADSs would otherwise be deemed to exceed the Beneficial Ownership Maximum, the Purchaser may elect to receive Pre-

7

Funded Warrants or such Purchaser’s Subscription Amount shall automatically be reduced as necessary in order to comply with this paragraph. In each case, the election to receive Pre-Funded Warrants is solely at the option of the Purchaser. Notwithstanding the foregoing, with respect to any Notice(s) of Exercise (as defined in the Prefunded Warrants) delivered on or prior to 12:00 p.m. (New York City time) on the Closing Date, which may be delivered at any time after the time of execution of this Agreement, the Company agrees to deliver the Prefunded Warrant Shares subject to such notice(s) by 4:00 p.m. (New York City time) on the Closing Date and the Closing Date shall be the Warrant Share Delivery Date (as defined in the Prefunded Warrants) for purposes hereunder. Notwithstanding anything herein to the contrary, if at any time on or after the time of execution of this Agreement by the Company and an applicable Purchaser, through, and including the time immediately prior to the Closing (the “Pre-Settlement Period”), if such Purchaser sells to any Person all, or any portion, of any Common Stock to be issued hereunder to such Purchaser at the Closing (collectively, the “Pre-Settlement Shares”), such Purchaser shall, automatically hereunder (without any additional required actions by such Purchaser or the Company), be deemed to be unconditionally bound to purchase, and the Company shall be deemed unconditionally bound to sell, such Pre-Settlement Shares to such Purchaser at the Closing; provided, that the Company shall not be required to deliver any Pre-Settlement Shares to such Purchaser prior to the Company’s receipt of the Subscription Amount for such Pre-Settlement Shares hereunder; provided, further, that the Company hereby acknowledges and agrees that the forgoing shall not constitute a representation or covenant by such Purchaser as to whether or not such Purchaser will elect to sell any Pre-Settlement Shares during the Pre-Settlement Period.  The decision to sell any shares of Common Stock will be made in the sole discretion of such Purchaser from time to time, including during the Pre-Settlement Period.

2.2          Deliveries.

(a)       On or prior to each Closing (except as indicated below), the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)       this Agreement duly executed by the Company;

(ii)       a legal opinion of each of US Company Counsel, in the form set forth on Exhibit B attached hereto, and UK Company Counsel, in the form set forth on Exhibit C attached hereto;

(iii)       the Company shall have provided each Purchaser with the Company’s wire instructions;

(iv)       subject to the last sentence of Section 2.1, a copy of the irrevocable instructions to the Depositary instructing the Depositary to deliver on an expedited basis via The Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”) the Registered ADSs equal to such Purchaser’s Subscription Amount divided by the Per ADS Purchase Price, registered in the name of such Purchaser;

8

(v)       a Series J Warrant registered in the name of such Purchaser to purchase up to a number of ADSs equal to 100% of such Purchaser’s ADSs and Pre-Funded Warrants, with an exercise price per ADS equal to US$1.00, subject to adjustment therein (such ink-original Series J Warrant may be delivered within five (5) Trading Days after the Closing Date);

(vi)       a Series K Warrant registered in the name of such Purchaser to purchase up to a number of ADSs equal to 100% of such Purchaser’s ADSs and Pre-Funded Warrants, with an exercise price per ADS equal to US$1.00, subject to adjustment therein (such ink-original Series K Warrant may be delivered within five (5) Trading Days after the Closing Date);

(vii)       for each Purchaser of Pre-Funded Warrants pursuant to Section 2.1, a Pre-Funded Warrant registered in the name of such Purchaser to purchase up to a number of ADSs equal to the portion of such Purchaser’s Subscription Amount applicable to Pre-Funded Warrant divided by the Per Share Purchase Price minus $0.0001, with an exercise price equal to $0.0001, subject to adjustment therein (such ink-original Pre-Funded Warrants may be delivered within five (5) Trading Days after the Closing Date); and

(viii)       the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act).

(b)       On or prior to each Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)       this Agreement duly executed by such Purchaser; and

(ii)       such Purchaser’s Subscription Amount by wire transfer to the account specified in writing by the Placement Agent.

2.3          Closing Conditions.

(a)       The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)       the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)       all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

9

(iii)       the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)       The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)       the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)       all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)       the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)       there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v)       from the date hereof to the Closing Date, trading in the ADSs and/or Ordinary Shares shall not have been suspended by the Commission or any Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1        Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

(a)       Subsidiaries. All of the direct and indirect subsidiaries of the Company that are wholly owned (directly or indirectly) by the Company or that constitute significant subsidiaries within the meaning of Item 601(b)(21)(ii) of Regulation S-K are set forth on Schedule 3.1(a). Except as set forth on Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

10

(b)       Organization and Qualification. The Company is a public limited company duly organized under the laws of England and Wales. Each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and, if applicable under the laws of the applicable jurisdiction, in good standing under the laws of the jurisdiction of its incorporation or organization. Each of the Company and its Subsidiaries have the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of association, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect;” provided, however, that changes in the trading price or trading volume of the ADSs or Ordinary Shares shall not, in and of itself, constitute a Material Adverse Effect) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)       Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof and assuming the due authorization, execution and delivery by the Purchaser, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

11

(d)       No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of association, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(e)       Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) the filing with the Commission of the Prospectus Supplement, (iii) application(s) to each applicable Trading Market for the listing of the Registered ADSs and Pre-Funded Warrant ADSs for trading thereon in the time and manner required thereby, (iv) the filing with the Commission of the Resale Registration Statement, (v) the filing of Form D with the Commission, and such filings as are required to be made under applicable state securities laws, and (vi) the filing of SH01 Form at Companies House (collectively, the “Required Approvals”).

12

(f)       Issuance of the Securities; Registration. The Registered ADSs are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company, other than any restrictions on transfer pursuant to the Transaction Documents. The Warrant Shares, Warrant ADSs, Pre-Funded Warrant Shares and Pre-Funded Warrant ADSs when issued in accordance with the terms of the Series J Warrants, Series K Warrants and Pre-Funded Warrants, will be duly authorized and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company, other than any restrictions on transfer pursuant to the Transaction Documents. The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which became effective on October 26, 2022 (the “Registration Statement Effective Date”), including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Company and the Depositary have prepared and filed with the Commission a registration statement relating to ADSs on Form F-6 (File No. 333-252909) for registration under the Securities Act (the “ADS Registration Statement”) which became effective on December 18, 2023. The Registration Statement and ADS Registration Statement are effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission. The Company, if required by the rules and regulations of the Commission, shall file the Prospectus Supplement with the Commission pursuant to Rule 424(b). At the time the Registration Statement and the ADS Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the applicable Closing, the Registration Statement and the ADS Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company was at the time of the filing of the Registration Statement eligible to use Form F-3. The Company is eligible to use Form F-3 under the Securities Act and it meets the transaction requirements with respect to the aggregate market value of securities being sold pursuant to this offering and during the twelve (12) months prior to this offering, as set forth in General Instruction I.B.5 of Form F-3.

(g)       Capitalization. The capitalization of the Company as of the date hereof is as set forth on Schedule 3.1(g). The Company has not issued any capital stock since its most recently filed Form 6-K under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of Ordinary Shares to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Ordinary Share Equivalents outstanding as of the date of the most recently filed Form 6-K under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities or as set forth in the Prospectus Supplement or on Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any ADSs, Ordinary Shares, or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional ADSs, Ordinary Shares or Ordinary Share Equivalents or capital stock of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue ADSs, Ordinary Shares or other securities to any Person (other than the Purchasers). There are no

13

outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. Other than as set forth on Schedule 3.1(g), there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)       SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus and the Prospectus Supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with International Financial Reporting Standards applied on a consistent basis during the periods involved (“IFRS”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by IFRS, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

14

(i)       Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth on Schedule 3.1(i), (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to IFRS or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(j)       Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or, to the knowledge of the Company, any current or former director or officer of the Company (in his capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)       Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which would reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. To the knowledge of the Company, no executive officer of the Company or any Subsidiary is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance in all material respects with all applicable foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours.

15

(l)       Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any material other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not have or reasonably be expected to result in a Material Adverse Effect.

(m)     Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all applicable federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n)       Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

16

(o)       Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state, foreign or other taxes, for which appropriate reserves have been made therefor in accordance with IFRS and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance in all material respects.

(p)       Intellectual Property. The Company and the Subsidiaries own or have license rights to all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights as described in the SEC Reports and which the failure to so would have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Except as set forth on Schedule 3.1(p), neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights are invalid or unenforceable, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)       Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

17

(r)       Transactions With Affiliates and Employees. None of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of US$120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(s)       Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date and apply to the Company given its status as a foreign private issuer (as such term is defined under the Securities Act). The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed Form 20-F under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed Form 20-F under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially adversely affected, or is reasonably likely to materially adversely affect, the internal control over financial reporting of the Company and its Subsidiaries.

(t)       Certain Fees. Except as set forth in the Prospectus Supplement, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents due to an arrangement or agreement by the Company.

18

(u)       Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v)       Registration Rights. Except as contemplated herein and as set forth in the Prospectus Supplement, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(w)       Listing and Maintenance Requirements. The ADSs are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is reasonably likely to have the effect of, terminating the registration of the ADSs under the Exchange Act nor has the Company received any written notification that the Commission is contemplating terminating such registration. Except as set forth on Schedule 3.1(w), the Company has not, in the 12 months preceding the date hereof, received written notice from any Trading Market on which the ADSs and/or Ordinary Shares are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Except as disclosed in the Prospectus Supplement, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The ADSs are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(x)       Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s articles of association (or similar charter documents) or the laws of its jurisdiction of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

19

(y)       Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Prospectus Supplement. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the written disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, taken as a whole, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(z)       No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of the Warrants or Warrant ADSs under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(aa)     Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Assuming the occurrence of the Closing hereunder, the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within six (6) months from the Closing Date. Schedule 3.1(aa) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of US$50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of US$50,000 due under leases required to be capitalized in accordance with IFRS. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

20

(bb)     Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(cc)     Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA.

(dd)     Accountants. The Company’s accounting firm is set forth on Schedule 3.1(dd) of the Disclosure Schedules. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) has expressed its opinion with respect to the financial statements included in the Company’s Annual Report for the fiscal year ending December 31, 2023.

(ee)      Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

21

(ff)     Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(f) and 4.14 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the ADSs, and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant ADSs deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(gg)     Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the ADSs or Ordinary Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the ADSs or Ordinary Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agent in connection with the placement of the Securities.

22

(hh)     FDA. The Company does not manufacture, package, label, test, distribute, sell or market any product that is currently subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”). There is no pending, completed or, to the Company's knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any written or, to the Company’s knowledge, oral notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any product of the Company or any Subsidiary, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any product of the Company or any Subsidiary, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA.  The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

(ii)       Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Ordinary Shares on the date such stock option would be considered granted under IFRS and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(jj)     Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(kk)     U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

23

(ll)     Cybersecurity.  (i)(x) There has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company and the Subsidiaries to their knowledge are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(mm)     Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(nn)     Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Warrants, Warrant ADSs or Warrant Shares by the Company to the Purchasers as contemplated hereby.

(oo)       No General Solicitation. Neither the Company nor, to the knowledge of the Company, any Person acting on behalf of the Company has offered or sold any of the Warrants, Warrant ADSs or Warrant Shares by any form of general solicitation or general advertising. The Company has offered the Warrants, Warrant ADSs or Warrant Shares for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(pp)     No Disqualification Events. With respect to the Warrants, Warrant ADSs or Warrant Shares to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, or, to the knowledge of the Company, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

24

(qq)     Other Covered Persons. Other than the Placement Agent, the Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

(rr)     Notice of Disqualification Events. The Company will notify the Purchasers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person, in each case of which it is aware.

3.2       Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a)       Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)       Understandings or Arrangements. Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser understands that the Warrants, Warrant Shares and Warrant ADSs are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring such Securities as principal for his, her or its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell such Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws).

25

(c)       Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d)       Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)       Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Such Purchaser acknowledges and agrees that neither the Placement Agent nor any Affiliate of the Placement Agent has provided such Purchaser with any information or advice with respect to the Securities nor is such information or advice necessary or desired.  Neither the Placement Agent nor any Affiliate has made or makes any representation as to the Company or the quality of the Securities and the Placement Agent and any Affiliate may have acquired non-public information with respect to the Company which such Purchaser agrees need not be provided to it.  In connection with the issuance of the Securities to such Purchaser, neither the Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to such Purchaser.

26

(f)       Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives that are bound by confidentiality obligations, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

(g)       General Solicitation. Such Purchaser is not purchasing the Warrants, Warrant ADSs or Warrant Shares as a result of any advertisement, article, notice or other communication regarding the Warrants, Warrant ADSs or Warrant Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1       Removal of Legends.

27

(a)       The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of any Securities other than the ADSs, or other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred security under the Securities Act.

(b)        The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Warrants, the Warrant ADSs or Warrant Shares in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE DISTRIBUTED OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AND IN EACH CASE, THE COMPANY AND DEPOSITARY HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO EACH OF THEM THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Warrants, Warrant ADSs or Warrant Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Warrants, Warrant ADSs or Warrant Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Warrants, Warrant ADSs and Warrant Shares may reasonably request in connection with a pledge or transfer of the Warrants or Warrant Shares.

28

(c)       Certificates evidencing the Warrant ADSs and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement with a current prospectus covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Warrant ADSs or Warrant Shares pursuant to Rule 144, (iii) if such Warrant ADSs or Warrant Shares are eligible for sale under Rule 144 (assuming cashless exercise of the Warrants), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the transfer agent promptly after the Resale Effective Date of the Resale Registration Statement if required by the transfer agent to effect the removal of the legend hereunder. The Company shall cause its counsel to issue a legal opinion to the transfer agent or the Purchaser promptly if required by the transfer agent to effect the removal of the legend hereunder, or if requested by a Purchaser, respectively. Upon reasonable request by the Depositary and/or counsel to the Company (which request shall include a form of representation letter in customary form as reasonably determined by counsel to the Company and the applicable Purchaser’s counsel) to the Purchaser, the Purchaser shall promptly deliver a representation letter in customary form to counsel to the Company and/or Depositary in connection with the removal of the legend hereunder. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement with a current prospectus to cover the resale of the Warrant ADSs or Warrant Shares, or if such Warrant ADSs or Warrant Shares may be sold under Rule 144 (assuming cashless exercise of the Warrants) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Warrant ADSs or Warrant Shares shall be issued free of all legends. The Company agrees that following the Resale Effective Date and at such time as such legend is no longer required under this Section 4.1(c), the Company will, no later than the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to the Company or the transfer agent of a certificate representing Warrant ADSs or Warrant Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 4. Warrant ADSs and Warrant Shares subject to legend removal hereunder shall be transmitted by the transfer agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days (including no Trading Days if the settlement date is the trade date, but only to the extent the Purchaser delivers to the Company or the transfer agent a certificate representing Warrants ADSs or Warrant Shares, as applicable, issued with a restrictive legend by 9:00 a.m. (New York City Time)), on the Company’s primary Trading Market with respect to the ADSs as in effect on the date of delivery of a certificate representing Warrant ADSs issued with a restrictive legend.

29

(d)       In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each US$2,000 of Warrant ADSs (based on the VWAP of the ADSs on the date such securities are submitted to the Depositary) delivered for removal of the restrictive legend and subject to Section 4.1(c), US$10 per Trading Day (increasing to US$20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such Warrant ADSs are delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to a Purchaser by the Legend Removal Date such Warrant ADSs so delivered to the Company by such Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) ADSs or Ordinary Shares to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of ADSs or Ordinary Shares, or a sale of a number of ADSs equal to all or any portion of the number of ADSs, that such Purchaser anticipated receiving from the Company without any restrictive legend, then an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the ADSs so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Warrant ADSs that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the ADSs on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Warrant ADSs and ending on the date of such delivery and payment under this Section 4.1(d).

(e)       The Registered ADSs, Pre-Funded Warrants and Pre-Funded Warrant ADSs shall be issued pursuant to the Registration Statement and shall be issued free of legends. If all or any portion of a Pre-Funded Warrant is exercised at a time when there is an effective registration statement to cover the issuance or resale of the Pre-Funded Warrant ADSs or if the Pre-Funded Warrant is exercised via cashless exercise, the Pre-Funded Warrant ADSs issued pursuant to any such exercise shall be issued free of all legends. If at any time following the date hereof the Registration Statement (or any subsequent registration statement registering the sale or resale of the Pre-Funded Warrant ADSs) is not effective or is not otherwise available for the sale or resale of the Pre-Funded Warrant ADSs, the Company shall immediately notify the holders of the Pre-Funded Warrants in writing that such registration statement is not then effective and thereafter shall promptly notify such holders when the registration statement is effective again and available for the sale or resale of the Pre-Funded Warrant ADSs (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or any Purchaser to sell, any of the Pre-Funded Warrant ADSs in compliance with applicable federal and state securities laws). The Company shall use best efforts to keep a registration statement (including the Registration Statement) registering the issuance or resale of the Pre-Funded Warrant ADSs effective during the term of the Pre-Funded Warrants.

4.2          Furnishing of Information.

(a)       Until the earliest of the time that (i) no Purchaser owns Securities or (ii) the Warrants have expired, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

30

(b)       At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Warrant ADSs (assuming cashless exercise) may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Warrant ADSs an amount in cash equal to two percent (2.0%) of the aggregate Subscription Amount of such Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required  for the Purchasers to transfer the Warrant ADSs pursuant to Rule 144.  The payments to which a Purchaser shall be entitled pursuant to this Section 4.2(b) are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.3          Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Warrants, Warrant ADSs or Warrant Shares or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

31

4.4          Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Report on Form 6-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior written consent of the Company, with respect to any press release of any Purchaser, or without the prior written consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld, conditioned or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior written notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with (i) the Resale Registration Statement and (ii) the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the applicable Purchasers with prior notice of such disclosure permitted under this clause (b).

4.5           Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.6          Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.4, the Company covenants and agrees that neither the Company, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Report on Form 6-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

32

4.7          Use of Proceeds. Except as set forth on Schedule 4.7, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any ADSs, Ordinary Shares or Ordinary Share Equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations.

4.8          Indemnification of Purchasers. Subject to the provisions of this Section 4.8, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct) or (c) in connection with any registration statement of the Company providing for the resale by the Purchasers of the Warrant Shares issued and issuable upon exercise of the Warrants, the Company will indemnify each Purchaser Party, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses, as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in such registration statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Purchaser Party furnished in writing to the Company by such Purchaser Party expressly for use therein, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder in connection therewith. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (x) the employment thereof has been specifically authorized by the Company in writing, (y) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (z) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (1) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (2) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

33

4.9          Authority to Allot Ordinary Shares; Aggregate Nominal Amount of Warrant Shares and Pre-Funded Warrant Shares. As of the date hereof, the directors of the Company have authority to allot a sufficient number of Ordinary Shares to enable the Company to issue Registered ADSs pursuant to this Agreement and Warrant Shares and Pre-Funded Warrant Shares pursuant to any exercise of the Series J Warrants, Series K Warrants or Pre-Funded Warrants.

4.10         Listing of ADSs. The Company hereby agrees to use reasonable efforts to maintain the listing of the ADSs on the Trading Market on which it is currently listed, the Company shall apply to list the Warrant ADSs and Pre-Funded Warrant ADSs on such Trading Market and promptly secure the listing of all of the Warrant ADSs and Pre-Funded Warrant ADSs on such Trading Market, if applicable. The Company further agrees, if the Company applies to have the Ordinary Shares and/or ADSs traded on any other Trading Market, it will then include in such application all of the Securities, and will take such other action as is necessary to cause all of the Securities to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of ADSs on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the ADSs for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.11         Reserved.

4.12         Subsequent Equity Sales.

(a)       From the date hereof until the earlier of (i) ninety (90) days after the Closing Date or (ii) the Trading Day following the date that the ADS’s closing price exceeds US$2.00, provided that, the Warrant ADSs are registered on the Resale Registration Statement (as defined below), neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any ADSs, Ordinary Shares or Ordinary Share Equivalents or file any registration statement or amendment or supplement thereto, other than (i) the Prospectus Supplement, (ii) the Resale Registration Statement or (iii) filing amendments or supplements to registration statements filed prior to the date of this Agreement so long as no new securities are registered on any such existing registration statements.

34

(b)       From the date hereof until one-hundred and eighty (180) days following the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of ADSs, Ordinary Shares or Ordinary Share Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional ADSs and/or Ordinary Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for ADSs and/or Ordinary Shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the ADSs and/or Ordinary Shares or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price; provided, however, that after ninety (90) days following the Closing Date, the issuance of Ordinary Shares (represented by ADSs) in an “at the market” offering with the Placement Agent as sales agent shall not be deemed a Variable Rate Transaction. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c)       Notwithstanding the foregoing, this Section 4.12 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

4.13          Reserved.

4.14         Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.4, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules.  Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting

35

transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 4.4.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.15         Exercise Procedures. The form of Notice of Exercise included in the Series J Warrants, Series K Warrants and Pre-Funded Warrants set forth the totality of the procedures required of the Purchasers in order to exercise the Series J Warrants, Series K Warrants and Pre-Funded Warrants. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants. Without limiting the preceding sentences, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required in order to exercise the Series J Warrants, Series K Warrants and Pre-Funded Warrants. The Company shall honor exercises of the Series J Warrants, Series K Warrants and Pre-Funded Warrants and shall deliver Warrant ADSs and Pre-Funded Warrant ADSs in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.16         Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Warrants and Warrant ADSs as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the ADSs, Warrants and Warrant ADSs for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.17         Registration Statement. As soon as practicable (and in any event within thirty (30) calendar days of the Closing Date), the Company shall file a registration statement on Form F-1 (or other appropriate form) providing for the resale by the Purchasers of the Warrant ADSs issued and issuable upon exercise of the Warrants (the “Resale Registration Statement”).  The Company shall use commercially reasonable efforts to cause such registration statement to become effective within sixty (60) days following the Closing Date (or, in the event of a “full review” by the Commission, ninety (90) days following the Closing Date) and to keep such registration statement effective at all times until no Purchaser owns any Warrants or Warrant Shares issuable upon exercise thereof; provided, however, that the Company shall not be required to maintain effectiveness of the Resale Registration Statement so long as such securities become eligible for resale without volume or manner of sale restrictions and without current public information requirements pursuant to Rule 144.

36

4.18         Amendment to Existing Warrants. The Company irrevocably agrees, effective on the Closing Date, to reduce the exercise price of the Existing Warrants to $1.00 (subject to further adjustments therein). Accordingly, Section 2(b) of such Existing Warrants is hereby amended and restated as follows:

“The exercise price per ADS under this Warrant shall be US$1.00, subject to adjustment hereunder (the “Exercise Price”).”

Upon request of a Purchaser and surrender and cancellation of the applicable Existing Warrant, the Company will promptly deliver such Purchaser an Amended and Restated Existing Warrant certificate reflecting the exercise price as amended hereunder. For clarity and avoidance of doubt only Existing Warrants held by the Purchasers hereunder are being amended hereunder.

ARTICLE V.
MISCELLANEOUS

5.1           Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before the fifth (5th) Trading Day following the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2           Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Depositary fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company to issue ADSs or Warrant ADSs (including in connection with any exercise notice delivered by a Purchaser to the Company)), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers and shall reimburse the Purchasers for any fees charged to Purchasers by the Depositary in connection with the issuance or holding or sale of the ADSs, Warrant ADSs and/or Ordinary Shares.

5.3           Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, the Prospectus and the Prospectus Supplement, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

37

5.4           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Report on Form 6-K.

5.5           Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers which purchased at least 50.1% in interest of the ADSs and Pre-Funded Warrants based on the initial Subscription Amounts hereunder (or, prior to the Closing Date, the Company and each Purchaser) or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.

5.6           Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8           No Third-Party Beneficiaries. The Placement Agent shall be the third party beneficiary of the representations, warranties and covenants of the Company in Section 3.1 and the representations, warranties and covenants of the Purchasers in Section 3.2. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8 and this Section 5.8.

38

5.9         Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.8, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10         Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11         Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12         Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

39

5.13         Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of an exercise of a Warrant, the applicable Purchaser shall be required to return any Warrant Shares subject to any such rescinded exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14          Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15         Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16         Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

40

5.17         Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through EGS. EGS does not represent any of the Purchasers and only represents the Placement Agent. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.18         Liquidated Damages. The Company’s obligation to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts due and payable shall have been cancelled.

5.19         Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20         Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices, Ordinary Shares and ADSs in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations, reclassification and other similar transactions of the ADSs or Ordinary Shares (including, without limitation, any transaction or other event that proportionately decreases or increases the ratio of Ordinary Share(s) per ADS) that occur after the date of this Agreement.

5.21         WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.22         Depositary. For the avoidance of doubt, notwithstanding anything to the contrary contained herein, the Depositary’s rights and obligations with respect to the Company and the ADSs (including the Warrant ADSs) shall be as set forth in, and subject to, the terms and provisions of the Deposit Agreement and in no event shall this Agreement or any Warrant be deemed or construed to impose any additional obligations or liabilities on the Depositary.

(Signature Pages Follow)

41

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Biodexa Pharmaceuticals Plc		Address for Notice: One Caspian Point Caspian Way Cardiff, Wales CF10 4DQ United Kingdom

By:
	Name: Stephen Stamp	E-Mail:
	Title: Chief Executive Officer and Chief Financial Officer	Stephen.stamp@biodexapharma.com

With a copy to (which shall not constitute notice):

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

Attention: Jason S. McCaffrey

Email: JSMcCaffrey@mintz.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

42

[PURCHASER SIGNATURE PAGES TO BDRX SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Warrants to Purchaser (if not same as address for notice):

DWAC for ADSs:

Existing Warrants:

Series G Warrants: _______________

Series H Warrants: _______________

Series E Warrants: _______________

Subscription Amount: $_________________

Registered ADSs: _________________

Pre-Funded Warrant ADSs: __________________ Beneficial Ownership Blocker ☐ 4.99% or ☐ 9.99%

Series J Warrant ADSs: __________________ Beneficial Ownership Blocker ☐ 4.99% or ☐ 9.99%

Series K Warrant ADSs: __________________ Beneficial Ownership Blocker ☐ 4.99% or ☐ 9.99%

EIN Number: _______________________

[SIGNATURE PAGES CONTINUE]

43

Exhibit 10.2

PLACEMENT AGENCY AGREEMENT

July 18, 2024

Ladenburg Thalmann & Co. Inc.

640 Fifth Avenue, 4th Floor

New York, New York 10019

Ladies and Gentlemen:

Introduction. Subject to the terms and conditions herein (this “Agreement”), Biodexa Pharmaceuticals Plc, a public limited company organized under the laws of England and Wales (the “Company”), hereby agrees to sell up to an aggregate of $5,009,968.12 of securities of the Company, including, but not limited to, registered American Depositary Shares (the "Registered Shares”) (or Pre-Funded Warrants in lieu thereof (the “Registered Pre-Funded Warrants”) and unregistered warrants to purchase ordinary shares represented by American Depositary Shares (the “Warrants”, and the American Depositary Shares issuable upon exercise of the Warrants, the “Warrant Shares”) (the Registered Shares, Registered Pre-Funded Warrants, Warrants and Warrant Shares, collectively, the “Securities”) directly to various investors (each, an “Investor” and, collectively, the “Investors”) through Ladenburg Thalmann & Co. Inc. (the “Placement Agent”) as placement agent. The documents executed and delivered by the Company and the Investors in connection with the Offering (as defined below), including, without limitation, a securities purchase agreement(s) (the “Purchase Agreement”), shall be collectively referred to herein as the “Transaction Documents.” The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Offering (as defined below).

Defined terms used but not defined herein shall have the meaning set forth in the Purchase Agreement.

The Company hereby confirms its agreement with the Placement Agent as follows:

Section 1.              Agreement to Act as Placement Agent.

(a)           On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Placement Agent shall be the exclusive placement agent in connection with the offering and sale by the Company of the Registered Shares pursuant to the Company's registration statement on Form F-3 (File No. 333-267932) (the “Registration Statement”) (such offering, the “Registered Offering”) and a concurrent private placement of the Warrants (such private placement, the “Private Placement” and, together with the Registered Offering, the “Offering”) with the terms of the Offering to be subject to market conditions and negotiations between the Company, the Placement Agent and the prospective Investors. The Placement Agent will act on a reasonable best efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful placement of the Securities, or any portion thereof, in the prospective Offering. Under no circumstances will the Placement Agent or any of its “Affiliates” (as defined below) be obligated to underwrite or purchase any of the Securities for its own account or otherwise provide any financing. The Placement Agent shall act solely as the Company’s agent and not as principal. The Placement Agent shall have no authority to bind the Company with respect to any prospective offer to purchase Securities and the Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Securities shall be made at one or more closings (each a “Closing” and the date on which each Closing occurs, a “Closing Date”). As compensation for services rendered, on each Closing Date, the Company shall pay to the Placement Agent the fees and expenses set forth below:

(i)          A cash fee equal to 8.0% of the gross proceeds received by the Company from the sale of the Securities at each closing of the Offering (the “Closing”).

(ii)         A management fee payable in cash equal to 1.0% of the total gross proceeds received by the Company from the sale of the Securities at each Closing.

(iii)        The Company also agrees to reimburse Placement Agent’s expenses up to $85,000 in the aggregate, which shall be payable immediately upon a Closing of the Offering, in each case in accordance with the terms set forth in that certain Investment Banking Agreement dated September 22, 2022 between the Company and the Placement Agent, as amended, (the “Investment Banking Agreement”), provided that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement.

(iv)         Such number of ordinary share purchase warrants (the “Placement Agent Warrants”) to the Placement Agent or its designees at each Closing to purchase ordinary shares represented by American Depositary Shares equal to 4.0% of the aggregate number of Registered Shares sold in the Offering. The Placement Agent Warrants shall have the same terms as the Warrants issued to the Investors in the Offering except that the exercise price shall be 125% of the offering price and shall have an expiration date of three (3) years from the commencement of sales in the Offering.

(b)           The term of the Placement Agent's exclusive engagement will be as provided in Section 2 of the Investment Banking Agreement. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in the indemnification provisions will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof and which are permitted to be reimbursed under FINRA Rule 5110(g)(4)(A), will survive any expiration or termination of this Agreement. Nothing in this Agreement shall be construed to limit the ability of the Placement Agent or its Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

2

Section 2.              Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Placement Agent as of the date hereof, and as of each Closing Date, as follows:

(a)            Securities Law Filings. The Company has filed with the Securities and Exchange Commission (the “Commission”) the Registration Statement under the Securities Act, which was initially filed on October 18, 2022 and declared effective on October 26, 2022 for the registration of the Company’s securities under the Securities Act. Following the determination of pricing among the Company and the prospective Investors introduced to the Company by the Placement Agent, the Company will file with the Commission pursuant to Rules 430A and 424(b) under the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, a prospectus supplement relating to the placement of the Registered Shares, their respective pricing and the plan of distribution thereof and will advise the Placement Agent of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, at any given time, including the exhibits thereto filed at such time, as amended at such time, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement at the time of effectiveness, together with any preliminary prospectus supplement relating to the Offering, if any (the “Preliminary Prospectus Supplement”) is hereinafter called the “Base Prospectus”; and the final prospectus supplement, in the form in which it will be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as it may be amended or supplemented) is hereinafter called the “Final Prospectus Supplement.” The Registration Statement at the time it originally became effective is hereinafter called the “Original Registration Statement.” Any reference in this Agreement to the Registration Statement, the Original Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, if any or the Final Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”), if any, which were or are filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at any given time, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Original Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement or the Final Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus, the Preliminary Prospectus Supplement or the Final Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement or the Final Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement or the Final Prospectus Supplement, as the case may be. As used in this paragraph and elsewhere in this Agreement, “Time of Sale Disclosure Package” means the Base Prospectus, any preliminary prospectus supplement, the Final Prospectus Supplement, any securities purchase agreement between the Company and the Investors, and any issuer free writing prospectus as defined in Rule 433 of the Act (each, an “Issuer Free Writing Prospectus”), if any, that the parties hereto shall hereafter expressly agree in writing to treat as part of the Time of Sale Disclosure Package. The term “any Prospectus Supplement” shall mean, as the context requires, the Base Prospectus, the Final Prospectus Supplement, and any supplement to either thereof. The Company has not received any notice that the Commission has issued or intends to issue a stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or any Prospectus Supplement or intends to commence a proceeding for any such purpose.

3

(b)            Assurances. The Original Registration Statement, as amended, (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the applicable Rules and Regulations and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Base Prospectus, and the Final Prospectus Supplement, each as of its respective date, comply or will comply in all material respects with the Securities Act and the applicable Rules and Regulations. Each of the Base Prospectus and the Final Prospectus Supplement, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations promulgated thereunder, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Base Prospectus or the Final Prospectus Supplement), in light of the circumstances under which they were made not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Base Prospectus or Final Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required.

4

(c)            Offering Materials. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to each Closing Date, any offering material in connection with the offering and sale of the Securities other than the Time of Sale Disclosure Package.

(d)            Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Time of Sale Disclosure Package and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby and under the Final Prospectus Supplement have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s Board of Directors or an authorized committee thereof (the “Board of Directors”) or the Company’s shareholders in connection therewith other than in connection with the Required Approvals (as defined in the Purchase Agreement). This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(e)            No Conflicts. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated pursuant to the Time of Sale Disclosure Package, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not (i) conflict with or violate any provision of the Company’s or any subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien (as defined in the Purchase Agreement) upon any of the properties or assets of the Company or any subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or subsidiary debt or otherwise) or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect (as defined in the Purchase Agreement).

5

(f)             Certificates. Any certificate signed by an officer of the Company and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed to be a representation and warranty by the Company to the Placement Agent as to the matters set forth therein.

(g)            Reliance. The Company acknowledges that the Placement Agent will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

(h)            Forward-Looking Statements. No forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Time of Sale Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(i)             Statistical or Market-Related Data. Any statistical, industry-related and market-related data included or incorporated by reference in the Time of Sale Disclosure Package, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree in all material respects with the sources from which they are derived.

(j)             FINRA Affiliations. There are no affiliations with any FINRA member firm that is participating in the Registered Offering among the Company’s officers or directors.

(k)            Representations, Warranties and Covenants Incorporated by Reference. Each of the representations, warranties and covenants (together with any related disclosure schedules thereto) made by the Company to the Investors in the Purchase Agreement is hereby incorporated herein by reference (as though fully restated herein) and is hereby made to, and in favor of, the Placement Agent.

6

Section 3.              Delivery and Payment. Each Closing shall take place by remote communications and by the exchange of signatures by electronic transmission (or in such other manner and place as shall be agreed upon by the Placement Agent and the Company). Subject to the terms and conditions hereof, at each Closing, payment of the purchase price for the Securities sold on such Closing Date shall be made by Federal Funds wire transfer, against delivery of such Securities, and such Securities shall be registered in such name or names and shall be in such denominations, as the Placement Agent may request at least one (1) business day before the time of purchase (as defined below).

Deliveries of the documents with respect to the purchase of the Securities, if any, shall be made at the offices of Placement Agent Counsel. All actions taken at a Closing shall be deemed to have occurred simultaneously.

Section 4.              Covenants and Agreements of the Company. The Company further covenants and agrees with the Placement Agent as follows:

(a)            Registration Statement Matters. The Company will advise the Placement Agent promptly after it receives notice thereof of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to any Prospectus Supplement or any amended Prospectus Supplement has been filed and will furnish the Placement Agent with copies thereof. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of any Prospectus Supplement and for so long as the delivery of a prospectus is required in connection with the Registered Offering. The Company will advise the Placement Agent, promptly after it receives notice thereof (i) of any request by the Commission to amend the Registration Statement or to amend or supplement any Prospectus Supplement or for additional information, and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order directed at any Incorporated Document, if any, or any amendment or supplement thereto or any order preventing or suspending the use of the Base Prospectus or any Prospectus Supplement or any amendment or supplement thereto or any post-effective amendment to the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the institution or threatened institution of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or a Prospectus Supplement or for additional information. The Company shall use its commercially reasonable efforts to prevent the issuance of any such stop order or prevention or suspension of such use.  If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its commercially reasonable efforts to have such new registration statement declared effective as soon as practicable.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B and 430C, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) are received in a timely manner by the Commission.

7

(b)            Blue Sky Compliance. The Company will cooperate with the Placement Agent and the Investors in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions (United States and foreign) as the Placement Agent and the Investors may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document other than a Prospectus Supplement. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request for distribution of the Securities. The Company will advise the Placement Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(c)            Amendments and Supplements to a Prospectus Supplement and Other Matters. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the Incorporated Documents and any Prospectus Supplement. If during the period in which a prospectus is required by law to be delivered in connection with the distribution of Shares contemplated by the Incorporated Documents or any Prospectus Supplement (the “Prospectus Delivery Period”), any event shall occur as a result of which, in the judgment of the Company or in the opinion of the Placement Agent or counsel for the Placement Agent, it becomes necessary to amend or supplement the Incorporated Documents or any Prospectus Supplement in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if it is necessary at any time to amend or supplement the Incorporated Documents or any Prospectus Supplement or to file under the Exchange Act any Incorporated Document to comply with any law, the Company will promptly prepare and file with the Commission, and furnish at its own expense to the Placement Agent and to dealers, an appropriate amendment to the Registration Statement or supplement to the Registration Statement, the Incorporated Documents or any Prospectus Supplement that is necessary in order to make the statements in the Incorporated Documents and any Prospectus Supplement as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading, or so that the Registration Statement, the Incorporated Documents or any Prospectus Supplement, as so amended or supplemented, will comply with law. Before amending the Registration Statement or supplementing the Incorporated Documents or any Prospectus Supplement in connection with the Registered Offering, the Company will furnish the Placement Agent with a copy of such proposed amendment or supplement and will not file any such amendment or supplement to which the Placement Agent reasonably objects, within two (2) business days, provided that the Company may file any document or report determined by the Company to be required to be filed pursuant to the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder within the time periods required for such filing irrespective of any such objection.

8

(d)            Copies of any Amendments and Supplements to a Prospectus Supplement. The Company will furnish the Placement Agent, without charge, during the period beginning on the date hereof and ending on the later of the last Closing Date of the Registered Offering, as many copies of the Incorporated Documents and any Prospectus Supplement and any amendments and supplements thereto (including any Incorporated Documents, if any) as the Placement Agent may reasonably request.

(e)            Free Writing Prospectus. The Company covenants that it will not, unless it obtains the prior written consent of the Placement Agent, make any offer relating to the Registered Shares that would constitute a Company Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act. In the event that the Placement Agent expressly consents in writing to any such free writing prospectus (a “Permitted Free Writing Prospectus”), the Company covenants that it shall (i) treat each Permitted Free Writing Prospectus as a Company Free Writing Prospectus, and (ii) comply with the requirements of Rule 164 and 433 of the Securities Act applicable to such Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f)             Depositary. The Company will maintain, at its expense, a depositary for the ordinary shares and American Depositary Shares until such date as no Warrants are outstanding.

(g)            No Manipulation of Price.  The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(h)         Acknowledgment. The Company acknowledges that any advice given by the Placement Agent to the Company is solely for the benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without the Placement Agent's prior written consent.

(i)             Announcement of Offering. The Company acknowledges and agrees that the Placement Agent may, subsequent to the Closing, make public its involvement with the Offering.

(j)             Reliance on Others. The Company confirms that it will rely on its own counsel and accountants for legal and accounting advice.

9

(k)            Research Matters. By entering into this Agreement, the Placement Agent does not provide any promise, either explicitly or implicitly, of favorable or continued research coverage of the Company and the Company hereby acknowledges and agrees that the Placement Agent’s selection as a placement agent for the Offering was in no way conditioned, explicitly or implicitly, on the Placement Agent providing favorable or any research coverage of the Company. In accordance with FINRA Rule 2711(e), the parties acknowledge and agree that the Placement Agent has not directly or indirectly offered favorable research, a specific rating or a specific price target, or threatened to change research, a rating or a price target, to the Company or inducement for the receipt of business or compensation.

Section 5.              Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof, in each case as of the date hereof and as of each Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a)            Compliance with Registration Requirements; No Stop Order; No Objection from the FINRA. Each Prospectus Supplement (in accordance with Rule 424(b)) and “free writing prospectus” (as defined in Rule 405 of the Securities Act), if any, shall have been duly filed with the Commission, as appropriate; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of any Prospectus Supplement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange; all requests for additional information on the part of the Commission shall have been complied with; and the FINRA shall have raised no objection to the fairness and reasonableness of the placement terms and arrangements.

(b)            Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement and each Prospectus Supplement, and the registration, sale and delivery of the Securities, shall have been completed or resolved in a manner reasonably satisfactory to the Placement Agent's counsel, and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable such counsel to pass upon the matters referred to in this Section 5.

(c)            No Material Adverse Effect. Subsequent to the execution and delivery of this Agreement and prior to each Closing Date, in the Placement Agent's sole judgment after consultation with the Company, there shall not have occurred any Material Adverse Effect (as defined in the Purchase Agreement).

10

(d)            Opinions of Counsel for the Company. The Placement Agent shall have received on each Closing Date the favorable opinion of Company US Counsel and Company UK Counsel (each as defined in the Purchase Agreement), dated as of such Closing Date, including, without limitation, a negative assurance letter from Company US Counsel addressed to the Placement Agent and in form and substance reasonably satisfactory to the Placement Agent.

(e)            Officers’ Certificate. The Placement Agent shall have received on each Closing Date a certificate of the Company, dated as of such Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and the Placement Agent shall be satisfied that, the signers of such certificate have reviewed the Registration Statement, the Incorporated Documents, any Prospectus Supplement, and this Agreement and to the further effect that:

(i)          The representations and warranties of the Company in this Agreement are true and correct in all material respects, as if made on and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date in all material respects;

(ii)         No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or any Prospectus Supplement has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and/or England and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States and/or England;

(iii)        When the Registration Statement became effective, at the time of sale, and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Incorporated Documents, if any, when such documents became effective or were filed with the Commission, and any Prospectus Supplement, contained all material information required to be included therein by the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and the Registration Statement and the Incorporated Documents, if any, and any Prospectus Supplement, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this paragraph (iii) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agent expressly for use therein) and, since the effective date of the Registration Statement, there has occurred no event required by the Securities Act and the rules and regulations of the Commission thereunder to be set forth in the Incorporated Documents which has not been so set forth; and

11

(iv)        Subsequent to the respective dates as of which information is given in the Registration Statement, the Incorporated Documents and any Prospectus Supplement, there has not been: (a) any Material Adverse Effect; (b) any transaction that is material to the Company and the subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the subsidiaries taken as a whole, incurred by the Company or any subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the exercise of outstanding stock options or warrants) or outstanding indebtedness of the Company or any subsidiary; (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

(f)             Stock Exchange Listing. The Registered Shares shall be registered under the Exchange Act and shall be listed on the Trading Market (as defined in the Purchase Agreement), and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the ordinary shares and American Depositary Shares under the Exchange Act or delisting or suspending from trading the ordinary shares and American Depositary Shares from the Trading Market, nor, except as disclosed in the Time of Sale Disclosure Package, shall the Company have received any information suggesting that the Commission or the Trading Market is contemplating terminating such registration or listing.

(g)            Additional Documents. On or before each Closing Date, the Placement Agent and counsel for the Placement Agent shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

12

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time on or prior to a Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6 (Payment of Expenses), Section 7 (Indemnification and Contribution) and Section 8 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

13

Section 6.             Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred by the Company in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Securities (including all printing and engraving costs and depositary fees and expenses); (ii) all fees and expenses of the depositary and/or transfer agent of the Company; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Base Prospectus and each Prospectus Supplement, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Placement Agent in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws or the securities laws of any other country, and, if requested by the Placement Agent, preparing and printing a “Blue Sky Survey,” an “International Blue Sky Survey” or other memorandum, and any supplements thereto, advising the Placement Agent of such qualifications, registrations and exemptions; (vii) if applicable, the filing fees incident to the review and approval by the FINRA of the Placement Agent's participation in the Registered Offering and distribution of the Registered Shares; (viii) the fees and expenses associated with including the Registered Shares and the Warrant Shares on the Trading Market; (ix) all costs and expenses incident to the travel and accommodation of the Company’s and the Placement Agent's employees on the “roadshow,” if any; and (x) all other fees, costs and expenses of the Company related to the Offering. The fees and expenses of the Placement Agent’s counsel and any other out-of-pocket expenses of the Placement Agent in connection with the Offering shall be reimbursed by the Company only to the extent set forth in the Investment Banking Agreement.

Section 7.              Indemnification and Contribution. The Company agrees to indemnify the Placement Agent in accordance with the provisions of Exhibit A to the Investment Banking Agreement, which is incorporated by reference herein and made a part hereof.

Section 8.              Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement. A successor to a Placement Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

14

Section 9.              Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, telecopied or e-mailed and confirmed to the parties hereto as follows:

If to the Placement Agent to the address set forth above, attention: General Counsel, facsimile: (305) 572-4220

With a copy to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

E-Mail: capmkts@egsllp.com

Attention: Michael Nertney

If to the Company,

1 Caspian Point

Caspian Way

Cardiff, CF10 4DQ, United Kingdom

E-Mail: Stephen.stamp@biodexapharma.com

Attention: Chief Executive Officer

With a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center, Boston, MA 02111

E-Mail: jsmccaffrey@mintz.com

Attention: Jason S. McCaffrey

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 10.            Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7 hereof, and to their respective successors, and personal representative, and no other person will have any right or obligation hereunder.

Section 11.            Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

15

Section 12.            Governing Law Provisions. This Agreement shall be deemed to have been made and delivered in New York City and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. Each of the Placement Agent and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Placement Agent and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Placement Agent mailed by certified mail to the Placement Agent’s address shall be deemed in every respect effective service of process upon the Placement Agent, in any such suit, action or proceeding. Notwithstanding any provision of this Agreement to the contrary, the Company agrees that neither the Placement Agent nor its affiliates, and the respective officers, directors, employees, agents and representatives of the Placement Agent, its affiliates and each other person, if any, controlling the Placement Agent or any of its affiliates, shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement and transaction described herein except for any such liability for losses, claims, damages or liabilities incurred by the Company that are finally judicially determined to have resulted from the bad faith, willful misconduct or gross negligence of such individuals or entities. If either party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 13.            General Provisions.

(a)            This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. Notwithstanding anything herein to the contrary, the Investment Banking Agreement between the Company and the Placement Agent, shall continue to be effective and the terms therein shall continue to survive and be enforceable by the Placement Agent in accordance with its terms, including, without limitation, Sections 4(b) and 5 therein with respect to future offerings. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

16

(b)            The Company acknowledges that in connection with the offering of the Securities: (i) the Placement Agent has acted at arms length, are not agents of, and owe no fiduciary duties to the Company or any other person, (ii) the Placement Agent owes the Company only those duties and obligations set forth in this Agreement and (iii) the Placement Agent may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agent arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

[The remainder of this page has been intentionally left blank.]

17

If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

Biodexa Pharmaceuticals Plc
a public limited company organized under the laws of England and Wales

By:
Name:
Title:

The foregoing Placement Agency Agreement is hereby confirmed and accepted as of the date first above written.

LADENBURG THALMANN & CO. INC.

By:
Name: Nicholas Stergis
Title: Managing Director

18

Exhibit 99.1

July 19, 2024

Biodexa Pharmaceuticals PLC

Announces Pricing of $5.0 Million Registered Direct Offering and Concurrent Private Placement

Biodexa Pharmaceuticals PLC (“Biodexa” or the “Company”) (Nasdaq: BDRX), an acquisition-focused clinical stage biopharmaceutical company developing a pipeline of innovative products for the treatment of diseases with unmet medical needs, today announced that it has entered into definitive agreements with certain institutional investors to sell an aggregate of (i) 5,050,808 American Depositary Shares (the “Depositary Shares”) (each Depositary Share representing 400 of the Company’s ordinary shares, nominal value £0.001 per share) and (ii) 278,975 pre-funded warrants exercisable for Depositary Shares, at a purchase price of $0.94 per Depositary Share (or $0.9399 per pre-funded warrant) in a registered direct offering.

The gross proceeds from the offering are expected to be approximately $5.0 million, before deducting placement agent fees and other estimated offering expenses. The Company anticipates that the proceeds of this offering will be used to fund its development programs, including to provide the final match payment with respect to a $17 million grant from the Cancer Prevention Research Institute of Texas (CPRIT) and initiate the Phase 3 clinical trial of eRapa in Familial Adenomatous Polyposis (FAP), for working capital and for general corporate purposes.

In a concurrent private placement, the Company has also agreed to issue and sell unregistered Series J warrants to purchase up to an aggregate of 5,329,783 Depositary Shares (the “Series J Warrants”) and unregistered Series K warrants to purchase up to an aggregate of 5,329,783 Depositary Shares (the “Series K Warrants”). The offering is expected to close on or about July 22, 2024, subject to the satisfaction of customary closing conditions.

The pre-funded warrants have an exercise price of $0.0001 per Depositary Share, will be immediately exercisable and will not expire. The Series J Warrants have an exercise price of $1.00 per Depositary Share, will be immediately exercisable and will expire on the fifth anniversary of the issuance date. The Series K Warrants have an exercise price of $1.00 per Depositary Share, will be immediately exercisable and will expire on the first anniversary of the issuance date.

Ladenburg Thalmann & Co. Inc. acted as sole placement agent in connection with the offering.

In connection with the offering, the Company has also agreed to amend the exercise price of existing Series E warrants to purchase an aggregate of 978,233 Depositary Shares, existing Series G warrants to purchase an aggregate of 2,443,995 Depositary Shares and existing Series H warrants to purchase an aggregate of 3,236,345 Depositary Shares that were previously issued in December 2023, May 2022 and May 2022, respectively, held by investors participating in the offering, such that, effective upon the closing of the offering, the amended warrants will have an exercise price of $1.00 per share.

The Depositary Shares (or pre-funded warrants in lieu thereof) are being offered pursuant to a shelf registration statement on Form F-3 (File No. 333-267932), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on October 26, 2022. A prospectus supplement relating to the Depositary Shares and pre-funded warrants will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement relating to the registered direct offering, together with the accompanying prospectus, may be obtained, when available, from Ladenburg Thalmann & Co. Inc., Prospectus Department, 640 Fifth Avenue, 4th Floor, New York, New York 10019 or by email at prospectus@ladenburg.com.

The private placement of the Series J Warrants and Series K Warrants are being made in a transaction not involving a public offering and the securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. Pursuant to the securities purchase agreement, the Company has agreed to file a registration statement with the SEC registering the resale of the ordinary shares underlying the Depositary Shares issuable upon the exercise of the Series J Warrants and Series K Warrants issued in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

About the Cancer Prevention and Research Institute of Texas

CPRIT was created by the Texas Legislature and approved by a statewide vote in 2007 to lead the Lone Star State’s fight against cancer. In 2019, Texas voters again voted overwhelmingly to continue CPRIT with an additional $3 billion for a total $6 billion investment in cancer research and prevention. To date, CPRIT has awarded over $3 billion in grants to Texas research institutions and organizations through its academic research, prevention and product development research programs. CPRIT has also recruited more than 281 distinguished researchers to Texas, supported the establishment, expansion or relocation of 51 companies to Texas and generated over $7.66 billion in additional public and private investment. CPRIT funding has advanced scientific and clinical knowledge and provided over 8.1 million life-saving cancer prevention and early detection services to Texans in all 254 counties. Learn more at https://cprit.texas.gov.

About Biodexa Pharmaceuticals PLC

Biodexa Pharmaceuticals PLC (listed on NASDAQ: BDRX) is a clinical stage biopharmaceutical company developing a pipeline of innovative products for the treatment of diseases with unmet medical needs. The Company’s lead development programs include eRapa, under development for Familial Adenomatous Polyposis and Non-Muscle Invasive Blader Cancer: tolimidone, under development as a for the treatment of type 1 diabetes; and MTX110, which is being studied in aggressive rare/orphan brain cancer indications.

eRapa is a proprietary oral tablet formulation of rapamycin, also known as sirolimus. Rapamycin is an mTOR (mammalian Target Of Rapamycin) inhibitor. mTOR has been shown to have a significant role in the signalling pathway that regulates cellular metabolism, growth and proliferation and is activated during tumorgenesis.

Tolimidone is an orally delivered, potent and selective inhibitor of Lyn kinase. Lyn is a member of the Src family of protein tyrosine kinases, which is mainly expressed in hematopoietic cells, in neural tissues, liver, and adipose tissue. Tolimidone demonstrates glycemic control via insulin sensitization in animal models of diabetes and has the potential to become a first in class blood glucose modulating agent.

MTX110 is a solubilised formulation of the histone deacetylase (HDAC) inhibitor, panobinostat. This proprietary formulation enables delivery of the product via convection-enhanced delivery (CED) at chemotherapeutic doses directly to the site of the tumor, by-passing the blood-brain barrier and potentially avoiding systemic toxicity.

Biodexa is supported by three proprietary drug delivery technologies focused on improving the bio-delivery and bio-distribution of medicines. Biodexa’s headquarters and R&D facility is in Cardiff, UK. For more information visit www.biodexapharma.com.

Forward-Looking Statements

Certain statements in this announcement may constitute “forward-looking statements” within the meaning of legislation in the United Kingdom and/or United States. Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on management’s belief or interpretation. All statements contained in this announcement that do not relate to matters of historical fact should be considered forward-looking statements including, but not limited to, the timing, size and expectation of the closing of the private placement, the satisfaction of customary closing conditions related to the private placement and the anticipated use of proceeds therefrom, and projected cash runway. In certain cases, forward-looking statements can be identified by the use of words such as “plans”, “expects” or “does not anticipate”, or “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved.” Forward-looking statements and information are subject to various known and unknown risks and uncertainties, many of which are beyond the ability of the Company to control or predict, that may cause their actual results, performance or achievements to be materially different from those expressed or implied thereby, and are developed based on assumptions about such risks, uncertainties and other factors set out herein.

Reference should be made to those documents that Biodexa shall file from time to time or announcements that may be made by Biodexa in accordance with the rules and regulations promulgated by the SEC, which contain and identify other important factors that could cause actual results to differ materially from those contained in any projections or forward-looking statements. These forward-looking statements speak only as of the date of this announcement. All subsequent written and oral forward-looking statements by or concerning Biodexa are expressly qualified in their entirety by the cautionary statements above. Except as may be required under relevant laws in the United States, Biodexa does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or events otherwise arising.

For more information, please contact:

Biodexa Pharmaceuticals PLC
Stephen Stamp, CEO, CFO Tel: +44 (0)29 20480 180 www.biodexapharma.com

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 6-K/A

REPORT OF FOREIGN PRIVATE ISSUER
PURSUANT TO RULE 13a-16 OR 15d-16 OF THE
SECURITIES EXCHANGE ACT OF 1934

For the month of July 2024
Commission File Number 001-37652

Biodexa Pharmaceuticals PLC

(Translation of registrant’s name into English)
1 Caspian Point,
Caspian Way,
Cardiff, CF10 4DQ, United Kingdom
(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F:

Form 20-F ☒ Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

EXPLANATORY NOTE

This Amendment No. 1 to the report on Form 6-K, originally filed with the Securities and Exchange Commission on July 19, 2024 (the “Form 6-K”), is being filed solely for the purpose of correcting the disclosure regarding (i) the amount of gross proceeds Biodexa Pharmaceuticals PLC (the “Company”) is expected to receive from the registered direct offering and (ii) the lock-up period on subsequent equity sales. Capitalized terms used but not defined herein shall have the meaning provided to them in the Form 6-K.

The gross proceeds are expected to be approximately $5.0 million, before deducting placement agent fees and other estimated offering expenses.

Pursuant to the terms of the Purchase Agreement, the Company has agreed to be subject to a lock-up period on subsequent equity sales which will last until the earlier of (i) 90 days following the closing of the Offerings or (ii) the trading day following the date the ADSs’ closing price exceeds US$2.00.

Other than as expressly set forth above, this Form 6-K/A does not, and does not purport to, amend, update or restate the information in any other item of the Form 6-K, or reflect any events that have occurred after the Form 6-K was originally filed.

The information included in this report on Form 6-K, shall be deemed to be incorporated by reference into the registration statements on Form S-8 (File No. 333-209365) and Form F-3 (File No. 333-267932) of the Company (including any prospectuses forming a part of such registration statements) and to be a part thereof from the date on which this report is filed, to the extent not superseded by documents or reports subsequently filed or furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Biodexa Pharmaceuticals PLC

Date: July 19, 2024	By:	/s/ Stephen Stamp
Stephen Stamp
Chief Executive Officer and
Chief Financial Officer